PART II AND III

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Renewable Energy & Power, Inc.

(Exact name of issuer as specified in its charter)

Nevada

(State of other jurisdiction of incorporation or organization)

55 Washington Street Suite 703

Brooklyn, New York 11201

718-971-9704

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Matheau J. W. Stout, Esq.

 201 International Circle, Suite 230

Hunt Valley, Maryland 21030

(410) 429-7076

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

5139	46-1294868
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

PART II - OFFERING CIRCULAR - FORM 1-A: TIER 1

Dated: June 9, 2021

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

RENEWABLE ENERGY & POWER, INC.

55 Washington Street Suite 703

Brooklyn, New York 11201

718-971-9704

Info.RBNW@TheLFLGroup.com

20,000,000,000 Shares of Common Stock at $0.0002 per Share

Minimum Investment: 5,000,000 Shares ($1,000.00)

Maximum Offering: $4,000,000

See The Offering - Page 1 and Securities Being Offered - Page 26 For Further Details

None of the Securities Offered Are Being Sold By Present Security Holders

This Offering will commence upon qualification by the Securities and Exchange Commission (the “Commission”) and will terminate upon the earlier of the following events (i) when all of the Shares offered are sold; or (ii) the close of business 180 days from the date of qualification by the Commission.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGES PAGE 2 THROUGH PAGE 11 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to		Proceeds to	Proceeds to
	Public	Commissions (1)	Company (2)	Other Persons (3)
Per Share	$0.0002	$0	$0.0002	None
Minimum Investment	$1,000.00	$0	$1,000.00	None
Maximum Offering	$4,000,000	$0	$4,000,000	None

(1)	The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2)	Does not reflect payment of expenses of this offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3)	There are no finder’s fees or other fees being paid to third parties from the proceeds. See ‘PLAN OF DISTRIBUTION.’

This offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Renewable Energy & Power, Inc., a Nevada Corporation (“RBNW” or the “Company”). There are 20,000,000,000 Shares being offered at a price of $.0002 per Share with a minimum purchase of, 5,000,000 shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum aggregate amount of the Shares offered is $4,000,000 (the “Maximum Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

This Offering will commence upon qualification by the Securities and Exchange Commission (the “Commission”) and will terminate upon the earlier of the following events (i) when all of the Shares offered are sold; or (ii) the close of business 180 days from the date of qualification by the Commission.

Funds will be promptly refunded without interest, for sales that are not consummated. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company’s management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

i

OFFERING SUMMARY, PERKS AND RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock
Price Per Share:	$0.0002
Minimum Investment:	$1,000.00 per investor (5,000,000 Shares of Common Stock)
Maximum Offering:	$4,000,000. The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	20,000,000,000 Shares of Common Stock
Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO ISSUER” on page 15 herein.
Voting Rights:	The Shares have full voting rights.
Length of Offering:	This Offering will commence upon qualification by the Securities and Exchange Commission (the “Commission”) and will terminate upon the earlier of the following events (i) when all of the Shares offered are sold; or (ii) the close of business 180 days from the date of qualification by the Commission.

The Offering

Common Stock Outstanding (1)	10,212,514,498 Shares
Common Stock in this Offering	20,000,000,000 Shares
Stock to be outstanding after the offering (2)	30,212,514,498 Shares

(1)	The Company has also authorized 10,000,000 shares of Preferred Stock, including 5,000,000 of Series A Preferred Stock, which has super voting rights. Each issued and outstanding Series A share shall be entitled to the number of votes equal to the result of: (i) the number of Common Shares issued and outstanding at the time of such vote multiplied by 1.01; divided by (ii) the total number of Preferred Shares issued and outstanding at the time of such vote, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Except as provided by law, holders of Preferred Shares shall vote together with the holders of Common Shares as a single class. Karen Berend and David Berend each own 2,500,000 shares of Series A Preferred Stock, giving them voting control of the Company. No Preferred Stock is being sold in this Offering. 10,212,514,498 Common Stock was Outstanding as of May 25, 2021.

(2)	The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this offering.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

Our common stock is quoted on OTCMarkets.com under trading symbol “RBNW.” We are not listed on any stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A consistent public trading market for the shares may not develop.

Investment Analysis

There is no assurance Renewable Energy & Power, Inc. will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company Has Limited Operating History

The Company in its current form has a limited operating history and has suffered losses and there can be no assurance that the Company’s proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will continue to generate significant operating revenues or that its operations will be profitable.

The Company Is Dependent Upon Its Management, Key Personnel and Consultants to Execute the Business Plan

The Company’s success is heavily dependent upon the continued active participation of the Company’s current executive officers as well as other key personnel and consultants. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company’s business, financial condition or results of operations. Further, the Company’s success and achievement of the Company’s growth plans depend on the Company’s ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the healthy living, healthcare and online industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company’s activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company’s business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People

The Company is dependent upon management in order to conduct its operations and execute its business plan; however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person’s absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our consolidated financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lacks The Financial Controls And Safeguards Required Of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company Has Engaged In Certain Transactions With Related Persons.

Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements”

Changes In Employment Laws Or Regulation Could Harm The Company’s Performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not Be Fully Insured

The Company’s regular bank accounts each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will continue to generate significant revenues or profits.

The Company Will Likely Incur Debt

The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

The Company Will Be Reliant On Key Suppliers

The Company intends to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on the Company’s consolidated financial results and on your investment.

Increased Costs Could Affect The Company

An increase in the cost of raw materials or energy could affect the Company’s profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Inability to Maintain and Enhance Product Image

It is important that the Company maintains and enhances the image of its existing and new products. The image and reputation of the Company’s products may be impacted for various reasons including litigation, complaints from regulatory bodies resulting from quality failure, illness or other health concerns. Such concerns, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company’s insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company’s products could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its consolidated financial results as well as your investment.

Risks Related to the Impact of COVID-19

The Company is a wholesale vendor to retail stores and dependent on overseas product suppliers. The wholesale distribution and vendor/supplier chain have been significantly affected due to the COVID-19 social distancing requirements mandated by the federal, state and local governments where the Company’s operations occur. For some businesses, like the Company’s, much of the integration and distribution of its core products and delivery of its core services cannot always be done through “virtual” means, and even when this is possible, it requires significant capital and time to achieve. If the Company is unable to meet the demand for its products due to limited capital or limited staff because of social distancing, or other changes required in order to comply with the ongoing federal, state and local governmental orders related to COVID-19, the Company’s ability to expand its business and market will be at risk.

If We Are Unable To Protect Effectively Our Intellectual Property, We May Not Be Able To Operate Our Business, Which Would Impair Our Ability To Compete

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Computer, Website or Information System Breakdown Could Affect The Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering Is Not Enough To Sustain The Company’s Current Business Plan

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional Financing May Be Necessary For The Implementation Of Our Growth Strategy

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of our outstanding type of stock, which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. The majority of our currently outstanding Shares of stock is beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company’s Actual Operating Results May Be Materially Different From Our Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

●	whether the Company can obtain sufficient capital to sustain and grow its business

●	our ability to manage the Company’s growth

●	whether the Company can manage relationships with key vendors and advertisers

●	demand for the Company’s products and services

●	the timing and costs of new and existing marketing and promotional efforts

●	competition

●	the Company’s ability to retain existing key management, to attract, retain and motivate qualified personnel

●	the overall strength and stability of domestic and international economies

●	consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, consolidated results of operations and consolidated financial condition.

To Date, The Company Has Had Operating Losses And May Not Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company has been operating at a loss since the Company’s inception. The Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company’s business. As a result, the Company expects to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

The Company May Be Unable To Manage Their Growth Or Implement Their Expansion Strategy

The Company may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of the Company’s business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on the Company’s administrative, operational and financial resources. If the Company is unable to successfully manage the Company’s future growth, establish and continue to upgrade the Company’s operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company’s consolidated financial condition and consolidated results of operations could be materially and adversely affected.

The Company Relies Upon Trade Secret Protection To Protect Its Intellectual Property; It May Be Difficult And Costly To Protect The Company’s Proprietary Rights And The Company May Not Be Able To Ensure Their Protection

The Company currently relies on trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company’s trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company’s competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company’s trade secrets from others use, or if the Company’s competitors develop equivalent knowledge, it could have a material adverse effect on the Company’s business. Any infringement of the Company’s proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company’s proprietary rights could result in the Company’s competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company’s proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company’s proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company’s trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company’s intellectual property rights, to protect the Company’s trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company’s future operating results.

The Company’s Business Model Is Evolving

The Company’s business model is unproven and is likely to continue to evolve. Accordingly, the Company’s current business model may not be successful and may need to be changed. The Company’s ability to generate significant revenues will depend, in large part, on the Company’s ability to successfully market the Company’s products to potential users who may not be convinced of the need for the Company’s products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company’s business model as the Company’s market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company’s opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning the Company’s brand, products and services will depend largely on the effectiveness of the Company’s marketing efforts. Therefore, the Company may need to increase the Company’s financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company’s brand name or if the Company incurs significant expenses promoting and maintaining the Company’s brand name, it would have a material adverse effect on the Company’s consolidated results of operations.

The Company Faces Competition In The Company’s Markets From A Number Of Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than The Company

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company’s ability to compete depends, in part, upon a number of factors outside the Company’s control, including the ability of the Company’s competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company’s consolidated results of operations.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company’s Reputation And Operating Revenues

To the extent that the Company’s activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company’s or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company’s products and services, reputational damage, and claims or regulatory actions against us. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company’s business practices or pricing structure, any of which could have a material adverse effect on the Company’s operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Depends On Third-Party Providers For A Reliable Internet Infrastructure And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Would Significantly Impair The Company’s Ability To Conduct Its Business

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to ‘denial-of-service’ attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers’ performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company’s ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company’s Employees May Engage In Misconduct Or Improper Activities

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company’s reputation.

Limitation On Director Liability

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Risks Relating to This Offering and Investment

The Company Has Incurred Significant Operating Losses, Has Limited Liquidity and Limited Capital Resources

The Company has incurred significant operating losses, has a working capital deficit, an accumulated deficit, and the Company’s defaults on loans has resulted in judgments awarded against the Company, all of which raise substantial doubt about the Company’s liquidity and capital resources and the Company’s ability to continue as a going concern over the next 12 months.

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered On A “Best Efforts” Basis And The Company May Not Raise The Maximum Amount Being Offered

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum amount of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividends In The Future, So Any Return On Investment May Be Limited To The Value Of Our Shares

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company May Not Be Able To Obtain Additional Financing

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this Offering.

The Offering Price Has Been Arbitrary Determined

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company’s present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The Management Of The Company Has Broad Discretion In Application of Proceeds

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An Investment in the Company’s Shares Could Result In A Loss of Your Entire Investment

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

There is a Limited Public Trading Market for the Company’s Shares and Shareholders May Have No Liquidity or Unstable Trading Prices

At present, the Company’s common stock is quoted on OTCMarkets.com under the trading symbol “RBNW.” Our common stock experiences fluctuation in volume and trading prices. There is no consistent and active trading market for the Company’s securities and the Company cannot assure that a consistent trading market will develop. OTCMarkets.com provides significantly less liquidity than a securities exchange such as the NASDAQ Stock Market. Prices for securities traded solely on OTCMarkets.com may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise. The Company has no plans at this time to file an S-1 Registration Statement and thus there is no assurance that the Shares could be sold in the future.

Sales Of A Substantial Number Of Shares Of Our Type Of Stock May Cause The Price Of Our Type Of Stock To Decline

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You Should Be Aware Of The Long-Term Nature Of This Investment

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company

The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You Will Not Have Significant Influence On The Management Of The Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 67% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. As of May 25, 2021, the net tangible book value of the Company was approximately $(5,204,001) based on the number of Shares of Common Stock 10,212,514,498 issued and outstanding. As of May 25, 2021, that equates to a net tangible book value of approximately ($0.0042) per share of Common Stock on a pro forma basis. Net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be ($0.00029) per share of Common Stock.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current shareholders will have immediately increased by approximately $0.004 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to ($0.000198) per Share. These calculations only include the estimated costs of the offering ($25,000), and such expenses are exceeded they will cause further dilution.

The following table illustrates this per Share dilution:

Offering price per Share*	$0.0002
Net Tangible Book Value per Share before Offering (based on 10,212,514,498 Shares)	$(0.006)
Increase (Decrease) in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 20,000,000,000 Shares)	$0.000057
Net Tangible Book Value per Share after Offering (based on 10,212,514,498 Shares)	$(0.000057)
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$0.000257

*	There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to 20,000,000,000 in Shares of our Common Stock. This offering is being conducted on a best-efforts basis without any minimum number of shares required to be sold.

The Company will not initially sell the Shares through commissioned broker-dealers. The Company will undertake one or more closings on a rolling basis as funds are received from investors. The Company will take a number of considerations into account when determining when to hold a closing. Such considerations will include the amount of funds raised in the Offering prior to such closing, the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering.

This Offering will commence upon qualification by the Securities and Exchange Commission (the “Commission”) and will terminate upon the earlier of the following events (i) when all of the Shares offered are sold; or (ii) the close of business 180 days from the date of qualification by the Commission.

None of the Shares being sold in this offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription.

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2). Each accredited investor will complete a subscription agreement in order to invest.

No broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering.

Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver funds for acceptance or rejection. The minimum investment amount for a single investor is 5,000,000 Shares of Common Stock in the principal amount of $1,000.00. All subscription checks should be sent to the following address:

Renewable Energy & Power, Inc.

55 Washington St. Suite 703

Brooklyn, NY 11201

In such case, subscription checks should be made payable to Renewable Energy & Power, Inc. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 1” of Regulation A, and the Shares will not be listed on a registered national securities exchange upon qualification. The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares.

Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $4,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $3,975,000 after the payment of offering costs, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

	10%	25%	50%	75%	100%

Working Capital	$375,000	$975,000	$1,975,000	$2,000,000	$2,975,000
Acquisition Capital	-	-	$-	$975,000	$1,000,000
TOTAL	$375,000	$975,000	$1,975,000	$2,975,000	$3,975,000

Working Capital: The monies will be used to expand product offerings in the footwear and related accessories markets, market, advertise and distribute the products.

Acquisition Capital: The Company seeks to acquire other businesses, apps, or companies in emerging industries with the goal of creating value and growth for shareholders. At this time, the Company is pursuing letters of intent with various targets, but the Company does not have definitive agreements in place to acquire any specific businesses, apps or companies.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Forward-looking Statements

This section contains certain statements that may include “forward-looking statements”. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipate,” “optimistic,” “intend,” “will” or other similar expressions. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with OTC Markets and available on its website at http://www.otcmarkets.com. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Description of Business

Renewable Energy & Power, Inc. (“We’ or the “Company” or “RBNW”) was originally incorporated on October 15, 2012 under the laws of the State of Nevada. Our common stock is quoted on the Pink Sheets Quotation system under the symbol “RBNW.PK”.

The Company was engaged in the business of new and retrofit applications for LED lighting and innovative solar electrical generation. The LED products are designed to lower the use of electrical power, lower maintenance costs for users and extend the useful life of lighting fixtures. The solar process is designed to greatly increase the conversion of heat to electricity and is patterned after technology that has been used in space exploration for many months. Following the reverse merger discussed below, the Company sells footwear through Blind Faith Concepts and Lust for Life Footwear, LLC.

Blind Faith Concepts Inc. was incorporated on August 17, 2012 under the laws of the State of New York. Blind Faith Concepts creates innovative footwear that reflects the pop culture, music, and fashion of the era.

Lust for Life Footwear, LLC, was formed on January 31, 2014 under the laws of the State of New York. Lust for Life Footwear also creates innovative footwear that reflects the pop culture, music, and fashion of the era.

Material Agreement

On April 3, 2019, the Company entered into an agreement with Leaf of Life Holdings Limited (“LOLJ”). Pursuant to the Agreement LOLJ acquired an exclusive license from the Company to sell and market LED Agricultural Grow Lights in the territory of Jamaica and the Caribbean Islands. As part of the transaction, the principals of the Company transferred their collective ownership of 5,000,000 shares of Series A Preferred to Mr. Saunders in exchange for $40,000, and he becoming the Chief Executive Officer of the Company.

On April 3, 2019, the Company received a resignation notice from Donald MacIntyre from all of his positions with the Company, including Chairman, President, CEO and Director; a resignation notice from Bruce Parsons from all of his positions with the Company, including CFO, Director and Treasurer; a resignation notice from Bruce MacIntyre from all of his positions with the Company, including Vice President of Marketing and Sales, Director and Secretary; and a resignation notice from Perry Barker from his positions with the Company as Director.

In addition, on April 3, 2019, the former officers above, purchased all assets of the Company in exchange by issuing an exclusive license to the Company to sell the LED lighting in the territory of Jamaica and the Caribbean Islands.

During the three months ended June 30, 2019 the LOLJ agreement with RBNW was terminated and the CEO relinquished control of the Company.

Reverse Merger/Acquisition of Blind Faith Concepts and Lust For Life

On August 23, 2019, the Company entered into a Membership Purchase Agreement with Lust for Life Footwear, LLC (“Lust for Life”) whereby 100% of the membership interests of Lust for Life were purchased in exchange for exactly 77,790 shares of Series B Preferred Stock of the Company (the “Agreement”).

Upon further due diligence, management determined that although the final issuance of 77,790 shares of Series B Preferred Stock of the Company is correct, the proper structure of the transaction has been amended. Pursuant to an Omnibus Amendment Agreement between the Company, Lust for Life New York, LLC, a New York limited liability company (“Lust NY”), Blind Faith Concepts, Inc., a New York corporation (“Blind Faith”), (the “Amendment”) the Company purchased 100% of Blind Faith. Blind Faith ownership, as a matter of percentages, was equal to the exact percentages of Lust for Life membership interests. Therefore, on August 23, 2019, owners of Blind Faith representing 100% of the total issued and outstanding shares were issued, collectively, 77,790 shares of Series B Preferred Stock of the Company (“Series B Preferred”).

As a result of the transaction, Blind Faith became a subsidiary of the Company. Lust for Life in turn is a wholly owned subsidiary of Blind Faith.

On May 27, 2021, the Company increased its authorized shares of Common Stock from 15,000,000,000 to 50,000,000,000 by filing Articles of Amendment in Nevada.

Liquidity and Capital Resources

Net cash (used)/provided in operating activities for the three months ended March 31, 2021 and 2020 was $(337,354) and $(120,893), respectively. The larger use of cash in operating activities was related to significantly lower non cash charges for amortizations of debt discounts and other financing costs. Net cash provided/(used) in financing activities for the three months ended March 31, 2021 and 2020 was $637,390 and $(51,824), respectively. The change was primarily due to issuances of common stock for cash. For the three months ended March 31, 2021 the Company recorded net losses of $417,470 and provided $300,036 of cash in operating activities. For the three months ended March 31, 2020, the Company recorded net losses of $(1,125,708) and used $(172,171) of cash during the period.

As of March 31, 2021, the Company had $428,469 in cash to fund its operations. While the Company believes its current cash balance, coupled with the sales of stock, may be sufficient to allow the Company to fund its planned operating activities for the next twelve months, the Company plans to raise additional equity capital through the issuance of up to 20,000,000,000 common shares through this Offering.

The Company has incurred significant operating losses, has a working capital deficit, an accumulated deficit, and the Company’s defaults on loans has resulted in judgments awarded against the Company, all of which raise substantial doubt about the Company’s liquidity and capital resources and the Company’s ability to continue as a going concern over the next 12 months.

Results of Operations

The Three Months Ended March 31, 2021 and 2020

Net Revenues

For the three Months Ended March 31, 2021 and 2020, our business had total sales of $29,878 and $546,139, respectively, a decrease of 95% or $ 516,261 due to the restrictions on imports from China during the COVID 19 pandemic, which severely limited our ability to restock in time for the holidays’ sales season.

Gross Profits

For the three months ended March 31, 2021 and 2020, our business had total gross profits (loss) of $(57,781) and $338,409 respectively, a decrease of $396,190 attributable to lower sales due to the COVID 19 pandemic operating restrictions.

Management Compensation

For the three months ended March 31, 2021 and 2020, our business had management compensation costs of $111,800 and $123,060 respectively.

General and Administrative Expenses

For the three months ended March 31, 2021 and 2020, our business had general and administrative expenses of $183,141 and $284,885, respectively.

Years Ended December 31, 2020 and 2020

Net Revenues

For the years ended December 31, 2020 and 2019, our business had total sales of $1,021,363 and $3,586,287, respectively. For years ended December 31, 2020 and 2019, revenues decreased by 72% or $2,564,924, due to COVID-19 restrictions such as retail closures and restrictions on imports from China.

Gross Profits

For the years ended December 31, 2020 and 2019, our business had total gross profits of $388,249 and $844,860 respectively. For the twelve months ended December 31, 2019 gross profits decreased by $456,611, primarily due to the lower level of sales.

Management Compensation

For the years ended December 31, 2020 and 2019, our business had management compensation of $519,366 and $428,453, respectively.

General and Administrative Expenses

For the years ended December 31, 2020 and 2019, our business had general and administrative expenses of $865,553 and $996,032, respectively. For the twelve months ended December 31, 2020 general and administrative expenses decreased by $130,032 primarily due to lower rent costs following relocation.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the three months ended March 31, 2021, the Company has incurred a net loss of $417,470 and used cash in operations of $337,354. The working capital deficit, stockholders’ deficit and accumulated deficit was $4,392,562, $5,708,905 and $6,521,928, respectively, at March 31, 2021. Furthermore, the Company received judgements for its default on its payment obligations under the terms of a series of convertible notes and has other significantly past due operating obligations. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumption and estimate on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. In the opinion of management, the condensed financial statements included herein contain all adjustments necessary to present fairly the Company’s financial position and the results of its operations and cash flows for the periods presented. Such adjustments are of a normal recurring nature.

Revenue recognition

Effective October 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers, which is effective for public business entities with annual reporting periods beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

Retail sales, recognized at the point of sale, are recorded net of returns and exclude sales tax. Wholesale sales are recorded, net of returns, allowances and discounts, when obligations under the terms of a contract with the purchaser are satisfied. This generally occurs at the time of transfer of control of merchandise. The Company considers several control indicators in its assessment of the timing of the transfer of control, including significant risks and rewards of ownership, physical possession and the Company’s right to receive payment. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring merchandise. Reserves for projected merchandise returns, discounts and allowances are determined based on historical experience and current expectations. The Company applies the guidance using the portfolio approach in ASC 606, Revenue from Contracts with Customers, because this methodology would not differ materially from applying the guidance to the individual contracts within the portfolio. The Company excludes sales and similar taxes collected from customers from the measurement of the transaction price for its retail sales.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management.

Inventories

Inventories consist primarily of finished goods purchased directly from wholesale vendors and manufacturers and are stated at the lower of average cost and net realizable value on a first-in, first-out basis.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided using the straight-line method for financial reporting purposes over an estimated useful life of five to seven years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited to operations in the respective periods.

Long-lived assets

In accordance with Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment, the Company periodically reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Income taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes.” Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the three months in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value Measurements

The Company follows the FASB Fair Value Measurements standard, as they apply to its financial instruments. This standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

Level 1 inputs are quoted market prices available in an active market that the Company has the ability to access at the measurement date. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 3 inputs are pricing inputs that are generally observable inputs and not corroborated by market data. Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The standard establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. Level 1 inputs include quoted market prices for identical assets or liabilities an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data. The standard requires the utilization of the lowest possible level of input to determine fair value and carrying amounts of current liabilities approximate fair value due to their short-term nature. The Company accounts for certain instruments at fair value using level 3 valuation.

Derivative Liabilities

The Company has certain financial instruments that are derivatives or contain embedded derivatives. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40. This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note issuance date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Operating Leases

The Company leases its locations, an office, under an operating lease. The lease includes an option that allows the Company to extend the lease term beyond the initial commitment period, subject to terms agreed at lease inception. The Company adopted ASC 842 using the modified retrospective transition method. The current lease period expires August 2020. In accordance with ASC 842, lease right-of-use assets and lease liabilities will be recognized based on the present value of the future minimum lease payments over the lease term upon the expected renewal of the lease in August 2020. The Company’s lease does not provide an implicit rate and therefore, the Company uses an incremental borrowing rate based on the information available at the commencement date, including implied traded debt yield and seniority adjustments, to determine the present value of future payments. Lease expense for the minimum lease payments is recognized on a straight-line basis over the lease term. Variable lease payments are expensed as incurred.

Net Loss Per Share

Basic loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution.

Stock-based compensation

The Company measures and recognizes compensation expense for all share-based payment awards made to employees and directors, including employee stock options and compensatory stock warrants, based on estimated fair values equalling either the fair value of the shares issued or the value of consideration received, whichever is more readily determinable. Non-cash consideration pertains to services rendered by consultants and others and has been valued at the fair value of the Company’s common stock at the date of the agreement.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC Topic 505-50, “Equity-Based Payments to Non-Employees.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete.

The Company has not adopted a stock option plan.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes. ASU 2019-12 eliminates certain exceptions related to intra-period tax allocation, simplifies certain elements of accounting for basis differences and deferred tax liabilities during a business combination, and standardizes the classification of franchise taxes. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The adoption of ASU 2019-12 is not expected to have a material impact on the Company’s financial statements.

The Company does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.

Legal Proceedings

Debt Settlement Under SEC Rule 3(a)(10)

On March 6, 2020, a federal court issued a Court Order (“Order”) approving the Settlement Agreement and Stipulation filed by Trillium Partners LP. The Order provides for the Company to issue shares of common stock to Trillium when requested. Proceeds from sale of the shares will be paid to six creditors which were owed a total of $890,214. The Company will account for the transaction as an assignment of creditor liabilities which has been treated as stock settled debt in accordance with ASC 480 and the Company recognized a debt put premium as interest expense in the amount of $890,214.

The Company is not presently involved in any other legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, in the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of August 28, 2020, the Renewable Energy & Power, Inc. had 4 full-time employees, who were not an executive officer of the Company.

The directors and executive officers of the Company as of August 28, 2020 are as follows:

Conrad Huss, President, CEO, Treasurer, Secretary, Director of Renewable Energy & Power, Inc.

Conrad Huss is the sole officer and director of Renewable Energy & Power, Inc. Mr. Huss is a seasoned financial professional with over thirty-five years of investment banking and operating experience. Over the course of his career he has served as Managing Director for a number of investment banking units at small and middle market firms, as a Founding Partner of a boutique bank specializing in technology and health care. Mr. Huss also served as Chief Executive Officer for a medical technology company and has held senior positions and board seats at other companies.

Seasoned Employees of Our Operating Subsidiaries

Karen Berend, Chief Executive Officer of Lust for Life Footwear, LLC

Karen Berend is CEO of Lust for Life, Footwear, LLC, a wholly owned operating subsidiary of Renewable Energy & Power, Inc. Karen began her career in 1987 overseeing a significant portion of her family owned, New York-based business, Brazilian Footwear Inc., overseeing production of private-label brands such a Kobacker, Kinney shoes, Thom McCann, Morse Footwear and Bakers. In 1990, she opened the Cinco Estrellas Footwear Corporation, located in Brazil, with production launch for DKNY, Andre Assous, Betsy Johnson, Vivian Tam, and Anna Sui. In 2001, Karen was recruited by Steve Madden Ltd. As Director of New Business Development, where within 6 months, she launched Steve Madden’s Landed Branded wholesale business with marquee distributors such as DSW, Famous Footwear, and Burlington, resulting in annual net sales within 3 years of over $31 million. Karen developed a second wholesale division called Madden Girl, which became highly profitable, reaching $100 million annual business within 6 years. In 2011, Karen was recruited by Marc Fisher Footwear to create an in house junior brand, Pink and Pepper, that developed into a $16 million wholesale shoe company within 2 years.

David Berend, Chief Operating Officer of Lust for Life Footwear, LLC

David Berend is COO of Lust for Life Footwear, LLC, a wholly owned operating subsidiary of Renewable Energy & Power, Inc. David has been in the footwear industry for over 20 years, the bulk of which has been spent as a line builder of women’s footwear. David has previously held executive positions at Steve Madden Ltd., including Vice President of product development. In 2011, Mr. Berend was recruited by the owners of ZiGiNY as President of London Trash and London Rebel Brands. This position was created specifically for David’s unique line building capabilities, but quickly evolved into his overseeing product development, marketing, manufacturing, and sales of those brands. Within two years, he oversaw two divisions that realized net sales of $11 million and projected net sales of $20 million in year five. As head line builder for the Lust for Life Footwear premium brand, David brings strong leadership and innovation to the team.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors of Renewable Energy & Power, Inc. are, at present, not compensated by the Company for their roles as directors. For the present director, only expenses are reimbursed for his duties on the board of directors. The Company may choose to compensate the present director in the future, as well as compensate future directors, in the Company’s discretion.

Executive Compensation

During the years ended September 30, 2020, September 30, 2019, Renewable Energy & Power, Inc. paid the following annualized salaries to its executive officers:

Conrad Huss, CEO	2020	$120,000.00
	2019	$40,000

Employment Agreements

The Company entered into an Employment Agreement with Mr. Huss as of August 21, 2019 which provides compensation to Mr. Huss at the rate of $10,000, per month. The August 21, 2019 Employment Agreement with Conrad Huss is attached hereto and incorporated herein as Exhibit II.

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of one director. Our director is not “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Nevada law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Officers and Directors and those holders of 5% or greater of our issued and outstanding shares of Common Stock as of June 30, 2020. As of June 30, 2020, none of the holders of the Company’s Common Stock hold at least 5%. Conrad Huss, our sole officer and director, holds no shares of Common Stock. None of our Officers or Directors are selling stock in this Offering.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Common Stock. Percentage of beneficial ownership before the offering is based on 10,212,514,498 Shares of Common Stock outstanding as of June 30, 2020.

Name and Position	Common Shares Beneficially Owned Prior to Offering	Common Shares Beneficially Owned After Offering
Conrad Huss	-	-
CEO, CFO, President, Director

The table below shows 5% or greater ownership of Series A and Series B Preferred Shares which have the rights and authorities outlined.

Note 2 - On October 26, 2017, the Board of Directors designated shares of preferred stock as Series A. Each issued and outstanding Series A share shall be entitled to the number of votes equal to the result of: (i) the number of Common Shares issued and outstanding at the time of such vote multiplied by 1.01; divided by (ii) the total number of Preferred Shares issued and outstanding at the time of such vote, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Except as provided by law, holders of Preferred Shares shall vote together with the holders of Common Shares as a single class.

Note 3 - The Company approved by unanimous consent, the authorization of 100,000 shares of Series B Convertible Preferred Stock. Each share of Series B Preferred Stock shall have a par value of $0.001 per share and a liquidation value of $100 per share.

(a) Holders of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company at the rate per share (as a percentage of the Stated Value per share) equal to five percent (5%) per annum on the Stated Value, payable in additional shares of Series B Preferred Stock. The party that holds the Series B Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series B Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date.

(b) So long as any shares of Series B Preferred Stock remain outstanding, neither the Company nor any subsidiary thereof shall, without the consent of the Holders of eighty percent (80%) of the shares of Series B Preferred Stock then outstanding (the “Requisite Holders), redeem, repurchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

Each holder of the Series B Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on an as converted basis, either by written consent or by proxy. So long as any shares of Series B Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Requisite Holders, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders of the Series B Preferred Stock, (d) increase the authorized or designated number of shares of Series B Preferred Stock, (e) apart from shares issued as a dividend pursuant to Section 2 (a), issue any additional shares of Series B Preferred Stock (including the reissuance of any shares of Series B Preferred Stock converted for Common Stock) or (f) enter into any agreement with respect to the foregoing.

Name of Officer/Director or Control Person	Affiliation with Company (e.g. Officer/Director/Owner of more than 5%)	Number of shares owned (2) (3)	Share type/class	Ownership Percentage of Class Outstanding	Note
Karen Berend	Owner	2,500,000	Series A Preferred	50%	Non-officer head
		38,506	Series B Preferred	38.6%	of sales and marketing
David Berend	Owner	2,500,000	Series A Preferred	50%	Non-officer head
		33,238	Series B Preferred	33.2%	of operations
Uppercut Brands Inc.	Owner	10,420	Series B Preferred	10.4%	Eric Weissblum
Livingston Asset Management	Owner	5,000	Series B Preferred	5%	Narine Persaud

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

Since it is anticipated that at least for the next 12 months the majority of the Company’s voting power will be held by Management through the 5,000,000 shares of Series A Preferred Stock owned together by Karen and David Berend, the holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

The minimum subscription that will be accepted from an investor is $1,000.00 for the purchase of 5,000,000 Shares (the ‘Minimum Subscription’).

A subscription for $1,000.00 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, pre-emptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Pacific Stock Transfer to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Brooklyn, in City of New York, New York, on June 9, 2021.

Renewable Energy & Power, Inc.

By:	/s/ Conrad Huss
Chief Executive Officer and Director
Renewable Energy & Power, Inc.
June 9, 2021

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Conrad Huss
Chief Financial Officer
Renewable Energy & Power, Inc.
May 28, 2021

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Conrad Huss
Chief Executive Officer and Director
Renewable Energy & Power, Inc.
June 9, 2021

RENEWABLE ENERGY & POWER, INC.

Master Index to Financial Statements and Pro-forma Financial Information

(Unaudited)

RENEWABLE ENERGY AND POWER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash	$428,469	$128,433
Accounts receivable (net of allowance for doubtful accounts)	31,955	60,540
Inventory	47,629	118,189
Total current assets	508,053	307,162

Property, and equipment, net of depreciation	1,556	1,938
Deposits	42,689	42,689
Total Assets	$552,298	$351,789

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$666,795	$767,062
Accrued expenses	339,650	339,653
Settlements payable	58,278	58,278
Settlement under 3(a)(10), net of premiums	1,404,226	1,455,668
Line of credit	190,000	200,000
Short term notes payable to officers	123,073	105,751
Short term notes payable	130,007	130,007
Convertible notes payable, net of premiums and discounts	1,911,322	1,843,096
Derivative liability	77,264	80,770
Total current liabilities	4,900,615	3,891,320

Notes payable, net of short term	337,502	210,003
Notes payable to officers, net of short term	1,023,086	1,098,676
	1,360,588	1,308,679

Total liabilities	6,261,203	6,288,964

Commitments and contingencies

Stockholders’ deficit:
Preferred Series A Shares, $0.001 par value; 10,000,000 authorized; 5,000,000 issued and outstanding at March 31, 2021 and December 31, 2020, respectively.	5,000	5,000
Preferred Series B Shares, $0.001 par value; 100,000 authorized; 99,740 issued and outstanding at March 31, 2021 and December 31, 2020, respectively.	100	100
Common stock, $0.001 par value; 15,000,000,000 shares authorized; 7,380,803,580 shares issued and outstanding at March 31, 2021 and 3,592,839,580 shares at December 31, 2020, respectively.	7,380,805	3,592,841
Additional paid in capital	(6,572,882)	(3,430,658)
Accumulated deficit	(6,521,928)	(6,104,458)
Total stockholders’ deficit	(5,708,905)	(5,937,175)
Total Liabilities and Stockholders’ Deficit	$552,298	$351,789

The accompanying notes are an integral part of the condensed consolidated financial statements

RENEWABLE ENERGY AND POWER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three months Ended March 31, 2021 and 2020

(Unaudited)

	Three months Ended March 31,
	2021	2020

Revenues	$29,878	$546,139

Cost of revenues	87,659	207,730

Gross profit	(57,781)	338,409

Operating expenses:
Compensation	111,800	123,060
General and administrative	183,141	284,885
Total expenses	294,941	407,945

Loss from operations	(352,722)	(69,536)

Other income (expenses):
Change in fair market value of derivatives	3,506	75
Derivative expense	-	(44,204)
Gain (loss) on forgiveness of debt	23,861	(23,039)
Interest expense	(92,115)	(989,004)
	(64,748)	(1,056,172)

Loss before federal income taxes	(417,470)	(1,125,708)

Federal income taxes		-

Net loss	$(417,470)	$(1,125,708)

Loss per share, basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding	5,449,894,613	292,776,974

The accompanying notes are an integral part of the condensed consolidated financial statements

RENEWABLE ENERGY AND POWER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Three months Ended March 31, 2021 and 2020

(Unaudited)

Three Months Ended March 31, 2021

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional Paid In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, January 1, 2021	5,000,000	$5,000	99,740	$100	3,592,839,580	$3,592,841	$(3,430,658)	$(6,104,458)	$(5,937,175)

Common stock issued for cash	-	-	-	-	3,025,543,000	3,025,543	(2,420,434)	-	605,109

Common stock issued for 3(a)(10) settlements	-	-	-	-	762,421,000	762,421	(762,421)	-	-

3(a)(10) settlement reclassified to additional paid in capital	-	-	-	-	-	-	40,631	-	40,631

Net loss for the three months ended March 31, 2021	-	-	-	-	-	-	-	(417,470)	(417,470)

Balance, March 31, 2021	5,000,000	$5,000	99,740	$100	7,380,803,580	$7,380,805	$(6,572,882)	$(6,521,928)	$(5,708,905)

Three Months Ended March 31, 2020

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional Paid In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, January 1, 2020	5,000,000	$5,000	82,790	$83	232,318,275	$232,319	$(1,481,501)	$(3,317,678)	$(4,561,777)

Preferred stock issued for services	-	-	16,950	17	-	-	-	-	17

Issuance for 3(a)(10) settlement	-	-	-	-	61,533,000	61,533	(61,533)	-	-

Common stock issued for warrants	-	-	-	-	10,901,251	10,901	18,015	-	28,916

Common Stock issued – note conversions	-	-	-	-	33,140,034	33,141	27,652	-	60,793

Premiums reclassified in note conversion	-	-	-	-	-	-	44,885	-	44,885

3(a)(10) settlement reclassified to additional paid in capital	-	-	-	-	-	-	154,814	-	154,814

Net loss for the three months ended March 31, 2020	-	-	-	-	-	-	-	(1,125,708)	(1,125,708)

Balance, March 31, 2020	5,000,000	$5,000	99,740	$100	1,847,361,580	$1,847,363	$(1,745,180)	$(5,644,856)	$(5,537,573)

The accompanying notes are an integral part of the condensed consolidated financial statements

RENEWABLE ENERGY AND POWER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Three Months Ended March 31, 2021 and 2020

(Unaudited)

	2021		2020
Cash flows from operating activities:
Net loss		$(417,470)	$(1,125,708)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization		382	738
Debt discount, put premiums and loan commitment fees charged to interest		33,226	1,002,603
Forgiveness of debt		(23,861)	-
Professional fees paid with stock		75,000	10,377
Loss on extinguishment of debt		-	23,039
Change in fair market value of derivatives		(3,506)	75
Changes in operating assets and liabilities:
Accounts receivable		28,585	(53,279)
Inventories		70,560	(40,757)
Prepaid expenses		-	42,409
Accounts payable and accrued expenses		(100,270)	(24,444)
Derivative liability			44,204

Net cash used in operating activities		(337,354)	(120,893)

Cash flows from financing activities
Repayment of 3(a)(10) liability		(6,950)	-
Repayment of line of credit		(10,000)	-
Repayment of notes payable officers		(58,268)	(35,824)
Proceeds from notes payable		127,499	-
Repayment of notes payable		-	(16,000)
Repayment of convertible notes payable		(20,000)	-
Proceeds from sale of common stock		605,109	-

Net cash provided by (used in) financing activities		637,390	(51,824)

Net increase (decrease) in cash		300,036	(172,717)
Cash at beginning of period		128,433	323,756

Cash at end of period		$428,469	$151,039
Supplemental Cash Flow Disclosures

Interest paid		$31,058	$37,657
Taxes paid	$		$-
Supplemental Disclosures of Non-Cash Investing and Financing Activities
Conversion of convertible debt and accrued interest to common stock	$		$60,793
Net debt reclassified from settlements payable to settlements payable under 3(a)(10)	$		$392,490
Net debt reclassified from accrued expenses to convertible notes payable	$		$504,424
Net debt reclassified from settlements payable under 3(a)(10) to additional paid in capital		$40,631	$-

The accompanying notes are an integral part of the Condensed Consolidated financial statements

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 - Nature of Business

Renewable Energy and Power, Inc. (RBNW or the Company) was incorporated on October 15, 2012, under the laws of the State of Nevada, for the purpose of conducting all legal business. The Company is engaged in the business of new and retrofit applications for LED lighting and innovative solar electrical generation. The LED products are designed to lower the use of electrical power, lower maintenance costs for users and extend the useful life of lighting fixtures. The solar process is designed to greatly increase the conversion of heat to electricity and is patterned after technology that has been used in space exploration for many months.

Blind Faith Concepts Inc. was incorporated on August 17, 2012 under the laws of the State of New York. Blind Faith Concepts creates innovative footwear that reflects the pop culture, music, and fashion of the era.

Lust for Life Footwear, LLC, was formed on January 31, 2014 under the laws of the State of New York. Lust for Life Footwear also creates innovative footwear that reflects the pop culture, music, and fashion of the era.

Material Agreement

On April 3, 2019, the Company entered into an agreement with Leaf of Life Holdings Limited (“LOLJ”).  Pursuant to the Agreement LOLJ acquired an exclusive license from the Company to sell and market LED Agricultural Grow Lights in the territory of Jamaica and the Caribbean Islands. As part of the transaction, the principals of the Company transferred their collective ownership of 5,000,000 shares of Series A Preferred to Mr. Saunders in exchange for $40,000, and he becoming the Chief Executive Officer of the Company.

On April 3, 2019, the Company received a resignation notice from Donald MacIntyre from all of his positions with the Company, including Chairman, President, CEO and Director; a resignation notice from Bruce Parsons from all of his positions with the Company, including CFO, Director and Treasurer; a resignation notice from Bruce MacIntyre from all of his positions with the Company, including Vice President of Marketing and Sales, Director and Secretary; and a resignation notice from Perry Barker from his positions with the Company as Director.

In addition, on April 3, 2019, the former officers above, purchased all assets of the Company by issuing an exclusive license to the Company to sell the LED lighting in the territory of Jamaica and the Caribbean Islands.

During the three months ended June 30, 2019 the LOLJ agreement was terminated and the CEO relinquished control of the Company.

Reverse Merger/Acquisition of Blind Faith Concepts and Lust For Life

On August 23, 2019, the Company entered into a Membership Purchase Agreement with Lust for Life Footwear, LLC (“Lust for Life”) whereby 100% of the membership interests of Lust for Life were purchased in exchange for exactly 77,790 shares of Series B Preferred Stock of the Company (the “Agreement”).

Upon further due diligence, management determined that although the final issuance of 77,790 shares of Series B Preferred Stock of the Company is correct, the proper structure of the transaction has been amended. Pursuant to an Omnibus Amendment Agreement between the Company, Lust for Life New York, LLC, a New York limited liability company (“Lust NY”), Blind Faith Concepts, Inc., a New York corporation (“Blind Faith”), (the “Amendment”) the Company purchased 100% of Blind Faith. Blind Faith ownership, as a matter of percentages, was equal to the exact percentages of Lust for Life membership interests. Therefore, on August 23, 2019, owners of Blind Faith representing 100% of the total issued and outstanding shares were issued, collectively, 77,790 shares of Series B Preferred Stock of the Company (“Series B Preferred”).

As a result of the transaction, Blind Faith became a subsidiary of the Company. Lust for Life in turn is a wholly owned subsidiary of Blind Faith.

The Company evaluated the substance of the merger transaction and found it met the criteria for the accounting and reporting treatment of a reverse acquisition under ASC 805 (Business Combinations)-40-45 (Reverse Acquisition and Other Presentation Matters) and accordingly will consolidate the operations of Blind Faith and RBNW and the financial condition from the closing date of the transaction. The historic results of operations will reflect those of Blind Faith. As such, Blind Faith is treated as the acquirer while the Company is treated as the acquired entity for accounting and financial reporting purposes.

Under reverse merger accounting, the comparative historical financial statements of the Company, as the legal acquirer, are those of the accounting acquirer, Blind Faith, the Company’s financial statements prior to the closing of the reverse acquisition; reflect only the business of Blind Faith and Lust For Life.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 2 - Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the three months ended March 31, 2021, the Company has incurred a net loss of $417,470 and used cash in operations of $337,354. The working capital deficit, stockholders’ deficit and accumulated deficit was $4,392,562, $5,708,905 and $6,521,928, respectively, at March 31, 2021. Furthermore, the Company received judgements for its default on its payment obligations under the terms of a series of convertible notes and has other significantly past due operating obligations. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Note 3 - Significant and Critical Accounting Policies

Management of the Company is responsible for the selection and use of appropriate accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by the accounting principles generally accepted in the United States of America.

Basis of Presentation/Principles of Consolidation

The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

COVID-19 Pandemic

The COVID-19 pandemic had a significant adverse impact on the Company’s business, results of operations, financial condition and cash flows from operations during the three months ended March 31, 2021 and is expected to continue to have an adverse impact on its performance in 2021. The Company’s wholesale and retail customers also have experienced significant business disruptions as a result of the pandemic. In addition, the pandemic has impacted the Company’s supply chain partners, including third-party manufacturers, logistics providers and other vendors. These supply chains may experience future disruptions as a result of either closed factories or factories operating with reduced workforces due to the impact of the pandemic.

Given the uncertainties surrounding the ongoing effects of the COVID-19 pandemic on the Company’s future financial condition and results of operations, the Company took certain actions to preserve its liquidity and strengthen its financial flexibility. The Company took certain actions starting in December 2020, some of which are ongoing, to (i) reduce payroll costs, through temporary furloughs, salary and incentive compensation reductions, decreased working hours and hiring freezes, as well as taking advantage of COVID-related government payroll subsidy programs, (ii) eliminate or reduce expenses in all discretionary spending categories, (iii) reduce working capital, with a particular focus on tightly managing its inventories, including reducing and cancelling inventory commitments, redeploying basic inventory items to subsequent seasons and consolidating future seasonal collections, and (iv) reduce capital expenditures.

Management estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company considered COVID-19 related impacts to its estimates, as appropriate, within its consolidated financial statements and there may be changes to those estimates in future periods. The Company believes that the accounting estimates are appropriate after giving considerations to the increased uncertainties surrounding the severity and duration of the COVID-19 pandemic. Such estimates and assumptions are subject to inherent uncertainties, actual results could differ materially from those estimates.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Revenue recognition

The Company recognizes revenue pursuant to Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

Retail sales, recognized at the point of sale, are recorded net of returns and exclude sales tax.  Wholesale sales are recorded, net of returns, allowances and discounts, when obligations under the terms of a contract with the purchaser are satisfied. This generally occurs at the time of transfer of control of merchandise.  The Company considers several control indicators in its assessment of the timing of the transfer of control, including significant risks and rewards of ownership, physical possession and the Company’s right to receive payment.  Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring merchandise.  Reserves for projected merchandise returns, discounts and allowances are determined based on historical experience and current expectations.  The Company applies the guidance using the portfolio approach in ASC 606, Revenue from Contracts with Customers, because this methodology would not differ materially from applying the guidance to the individual contracts within the portfolio.  The Company excludes sales and similar taxes collected from customers from the measurement of the transaction price for its retail sales.

Cash and Cash Equivalents

Cash includes demand deposits, time deposits, certificates of deposit and short-term liquid investments with an original maturity of three months or less when purchased. The Company maintains deposits in a financial institution. None of the Company’s cash and cash equivalents was in excess of federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risks from excess deposits. None of the Company’s cash is restricted.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts. As of March 31, 2021, and December 31, 2020, the Company had reserves of $1,000 and $6,591, respectively.

Inventories

Inventories are stated at average cost using the first-in, first-out (FIFO) valuation method. Inventory was comprised of the following at March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
Finished goods	$47,629	$118,189

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided using the straight-line method for financial reporting purposes over an estimated useful life of five to seven years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited to operations in the respective periods. At April 3, 2019, in accordance with the agreement with LOLJ, property and equipment with a net book value of $101,401 was exchanged for a license. Due to the termination of the license agreement following the termination of the agreement, no value was assigned to the license agreement. For the three months ended March 31, 2021 and 2019, depreciation expense totaled $382 and $738, respectively.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Long-lived assets

In accordance with Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment, the Company periodically reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. During the three months ended March 31, 2021, there were no impairments.

Income taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes.” Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the three months in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value Measurements

The Company follows the FASB Fair Value Measurements standard, as they apply to its financial instruments. This standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

Level 1 inputs are quoted market prices available in an active market that the Company has the ability to access at the measurement date. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 3 inputs are pricing inputs that are generally observable inputs and not corroborated by market data. Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The standard establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. Level 1 inputs include quoted market prices for identical assets or liabilities an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data. The standard requires the utilization of the lowest possible level of input to determine fair value and carrying amounts of current liabilities approximate fair value due to their short-term nature. The Company accounts for certain instruments at fair value using level 3 valuation.

	At March 31, 2021			At December 31, 2020
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative Liability	—	—	$77,264	—	—	$80,770

A rollforward of the level 3 valuation financial instruments is as follows:

Derivative Liabilities
Balance at December 31, 2020	$80,770
Change in fair market value	(3,506)
Derivative effect on the issuance of warrants	-
Reduction of derivative to additional paid in capital on exercise of warrants	-
Balance at March 31, 2021	$77,264

Derivative Liabilities

The Company has certain financial instruments that are derivatives or contain embedded derivatives. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40.  This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date.  In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The Company points out that in general for notes that have matured the Company will no longer calculate a derivative value. However, should current information about stock price, or volatility of note holder conversion terms change an assessment will be made and any material change in fair market value will be recognized. The derivative liabilities for matured convertible notes were $33,863, as of March 31, 2021.

The Crown Bridge Partners warrants (July 11, 2017) for the original number of shares, 166,667, at a market price of $.30, having market value of $50,000, was originally charged to additional paid in capital. Following the exercise on December 17, 2019, Crown Bridge Partners was issued 9,777,590 shares of common stock, management now believes that a price adjustment clause in the warrant was triggered due to the Company stock price falling below the contractual floor price of $.01. An additional exercise on January 6, 2020 yielded the issuance of 10,901,251 shares of common stock. An exercise on June 3, 2020 yielded the issuance of 16,509,995 shares of common stock. Following adjustments for exercises and changes to fair market value, the derivative liability associated with the warrants is $43,401. Total warrants outstanding and exercisable amount to 234,538,827, as of March 31, 2021.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note issuance date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Operating Leases

The Company leases its locations, an office, under an operating lease.  The lease includes an option that allows the Company to extend the lease term beyond the initial commitment period, subject to terms agreed at lease inception.  The Company adopted ASC 842 using the modified retrospective transition method.  In accordance with ASC 842, lease right-of-use assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term.  The Company’s lease does not provide an implicit rate and therefore, the Company uses an incremental borrowing rate based on the information available at the commencement date, including implied traded debt yield and seniority adjustments, to determine the present value of future payments.  Lease expense for the minimum lease payments is recognized on a straight-line basis over the lease term.  Variable lease payments are expensed as incurred.

Net Loss Per Share

Basic loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution. As of March 31, 2021, 42,643,423 warrants are outstanding and exercisable, into 42,643,423 shares of common stock. As of March 31, 2021, the outstanding principal balance, including accrued interest of the third-party convertible debt, totaled $1,427,658 and was convertible into 568,376,533 shares of common stock. Additionally, the 3(a)(10) obligation was $899,826 which may be exchanged for 899,826,000 shares of common stock. As of March 31, 2021, potentially dilutive securities consisted of the following:

	March 31, 2021	December 31, 2020
Warrants	42,643,423	234,538,827
Convertible debt (including senior debt)	2,084,468,855	1,090,182,276
3(a)(10) obligation	899,826,000	930,276,000
Total	3,026,938,278	2,254,997,103

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Earnings Per Share

The following table shows the computation of basic and diluted earnings per share for the six months ending March 31, 2021:

March 31, 2021
Numerator:
Net loss	$(417,470)

Denominator:
Weighted-average basic shares outstanding	5,449,894,613
Effect of dilutive securities	3,026,938,278
Weighted-average diluted shares	6,960,740,569

Basic earnings per share	$0.00
Diluted earnings per share	$0.00

The Company applies the treasury stock method to determine the dilutive effect of potentially dilutive securities.

Stock-based compensation

The Company measures and recognizes compensation expense for all share-based payment awards made to employees and directors, including employee stock options and compensatory stock warrants, based on estimated fair values equaling either the fair value of the shares issued or the value of consideration received, whichever is more readily determinable. Non-cash consideration pertains to services rendered by consultants and others and has been valued at the fair value of the Company’s common stock at the date of the agreement.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC Topic 505-50, “Equity-Based Payments to Non-Employees.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete.

The Company has not adopted a stock option plan.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Advertising

Costs incurred for advertising for the Company are charged to operations as incurred. Advertising expenses for the three months ended March 31, 2021 and 2020 were $1,029 and $14,091, respectively.

 Recent Accounting Pronouncements

There are no recently issued accounting pronouncements the Company has not yet adopted that will materially impact the Company’s consolidated financial statements.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 4 - Property Plant and Equipment

Property, plant and equipment at March 31, 2021 and December 31, 2020 consist of the following:

	2021	2020

Manufacturing Equipment	$5,239	$5,239
Furniture and fixtures	4,329	4,329
Leasehold improvements	7,500	7,500
	17,068	17,068
Less: Accumulated depreciation	(15,512)	(15,130)
	$1,556	$1,938

Note 5 – Related Party Agreement

The Company has an agreement with its Chief Executive Officer to pay him an annual compensation of $120,000. The unpaid amount is included in accrued expenses at March 31, 2021.

Note 6 – Settlement Under 3(a)(10)

Debt Settlement Under SEC Rule 3(a)(10) – November 2019

On November 15, 2019, Trillium Partners LP acquired the default judgement received by Labrys Fund LP for $219,460, derived from the Company’s default on the note issued to Labrys. Trillium purchased the default judgement for cash and has since received 129,675,901, shares of common stock, as of March 31, 2021. The share transactions are accounted for as an issuance at par with an equal offset to additional paid in capital until sales proceeds are collected, at which time the liability will be reduced with a credit to additional paid in capital. As of December 31, 2019, the liability was reduced to $125,412, following application of proceeds collected from the sales.

Debt Settlement Under SEC Rule 3(a)(10) – March 2020

On March 6, 2020, a federal court approved the Judgement and Stipulation filed by Trillium Partners LP. The judgement provides for the Company to issue shares of common stock to Trillium when requested. Proceeds from sale of the shares will be paid to six creditors which were owed a total of $890,214. The Company will account for the transaction as an assignment of creditor liabilities and recognize a debt put premium as interest expense in the amount of $890,214. Trillium paid original creditors $115,350, leaving a balance of $774,864 of the agreed settlement.

Note 7 – Line of Credit

On September 22, 2016 the Company signed a revolving note (the “Note”) at Signature Bank (the “Bank”). The outstanding balance of this Note is limited to $200,000 and guaranteed by an officer of the Company. The outstanding balance bears interest at 5% per annum. Interest is payable monthly. The balance outstanding on the revolving note at March 31, 2021 was $190,000.

Note 8 – Notes Payable

On March 29, 2016, the Company executed a note for $1,500,000 with the United States Small Business Administration (“SBA”) with the following terms and conditions:

●	Maturing in March 29, 2026;
●	Interest at the prime rate as quoted in the Wall Street Journal plus 2.75% per annum;

Monthly principal and interest is $16,944 through December 31, 2016 and increases to $17,073 as of January 1, 2017;

On July 1, 2019, two officers of the Company, on behalf of the Company, refinanced the note personally. The Company is obligated for its portion of the liability, which commenced on July 1, 2019 and matures on July 1, 2049.The loan bears interest at 7.375%, per annum, through maturity. The note is payable monthly and has a balance remaining of $1,136,159, as of March 31, 2021,

.

On February 15, 2018, the Company issued a note, payable to Eric Weisblum for $30,000, for which $30,000 was received as cash. The note matured on May 5, 2018, and incurs 0% annual interest. Note principal of $30,000 has been reclassified to debt settled under 3(a)(10) on March 6, 2020, in accordance with a federal court approved Judgement and Stipulation filed by Trillium Partners LP and was fully satisfied on July 31, 2020.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On June 21, 2018, the Company issued a note, payable to Daniel Ryweck for $100,000, for which $100,000 was received as cash. The note matured on September 18, 2018, and incurred 12% annual interest through the date of maturity and now accrues 17% interest rate per annum. Note principal and accrued interest of $55,085 was reclassified to debt settled under 3(a)(10) on March 6, 2020, in accordance with a federal court approved Judgement and Stipulation filed by Trillium Partners LP. The balance of the 3(a)(10) liability on March 31, 2021 is $43,085.

On September 4, 2018, the Company issued a note, payable to Point Capital Inc. for $50,000, for which $50,000 was received as cash. The note matured on December 4, 2018, and incurred 12% annual interest through the date of maturity and now accrues 17% interest rate per annum. Note principal and accrued interest of $55,461 was reclassified to debt settled under 3(a)(10) on March 6, 2020, in accordance with a federal court approved Judgement and Stipulation filed by Trillium Partners LP. The balance of the 3(a)(10) liability on March 31, 2021 is $36,135.

On September 28, 2018, the Company issued a note, payable to Point Capital Inc. for $200,000, for which $200,000 was received as cash. The note matures on September 27, 2020, and incurs 6% annual interest. Note principal and accrued interest of $221,844 was reclassified to debt settled under 3(a)(10) on March 6, 2020, in accordance with a federal court approved Judgement and Stipulation filed by Trillium Partners LP. The balance of the 3(a)(10) liability on March 31, 2021 is $223,805.

On November 20, 2019, the Company issued a note, payable to Diamond Bridge for $16,000, for which $16,000 was received as cash. The note matured on February 20, 2020, and incurs 3% annual interest. Note principal of $16,000, was repaid on February 11, 2020.

On April 20, 2020, the Company entered into a loan directly with the Small Business Administration under the Economic Injury Disaster Loan Program for $10,000. This loan has a maturity of 24 months and an interest rate of 2.375%. Interest accrued on this loan was $225 at March 31, 2021.

On May 4, 2020, the Company entered into a loan directly with the Small Business Administration under the Paycheck Protection Plan for a total of $180,010. This loan has a maturity of 24 months and an interest rate of 1%. The loan will be forgiven provided the terms of forgiveness upon submission of a valid application for loan forgiveness. The terms call for LFL to use 75% of the funded amount for payroll costs. LFL has put in place controls designed to ensure compliance with the terms of forgiveness. The amount forgiven will be recognized as gain on debt extinguishment. Any amount that is not forgiven is to be amortized over the 18 months following the 10-month deferral period. Interest accrued on this loan was $1,662 at March 31, 2021.

On June 9, 2020, the Company entered into a Disaster Relief Loan with the Small Business Administration for a total of $150,000. This loan has a maturity of 30 years and an interest rate of 3.75%. Installment payments, including principal and interest, of $731.00 monthly, will begin Twelve (12) months from the date of the promissory note. The note is secured by all tangible and intangible personal property, including, but not limited to: (a) inventory, (b) equipment, (c) instruments, including promissory notes (d) chattel paper, including tangible chattel paper and electronic chattel paper, (e) documents, (f) letter of credit rights, (g) accounts, including health-care insurance receivables and credit card receivables, (h) deposit accounts, (i) commercial tort claims, (j) general intangibles, including payment intangibles and software and (k) as-extracted collateral as such terms may from time to time be defined in the Uniform Commercial Code. Interest accrued on this loan was $4,916 at March 31, 2021.

On February 19, 2021, the Company entered into a loan directly with the Small Business Administration under the Paycheck Protection Plan for a total of $127,499. This loan has a maturity of 24 months and an interest rate of 1%. The loan will be forgiven provided the terms of forgiveness upon submission of a valid application for loan forgiveness. The terms call for LFL to use 75% of the funded amount for payroll costs. LFL has put in place controls designed to ensure compliance with the terms of forgiveness. The amount forgiven will be recognized as gain on debt extinguishment. Any amount that is not forgiven is to be amortized over the 18 months following the 10-month deferral period. Interest accrued on this loan was $140 at March 31, 2021.

Note 9 - Convertible Notes Payable

MultiChip Display, Inc.

During November of 2017, REAP issued three convertible notes for $15,000, $5,000 and $5,000 to MDI for cash of the same amounts. The notes matured on various dates in November 2018 and are convertible into common shares at the lower of: $.001 or 50% of the lowest closing bid price during the 25 trading days prior to conversion. The current principal of $23,000 and accrued interest of $9,210 are outstanding at March 31, 2021. The Company evaluated the terms of the conversion features of the convertible debenture in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock, and determined that the conversion features meet the definition of a liability and therefore bifurcated the conversion feature and accounted for it as a separate derivative liability. The derivative liability was revalued at September 30, 2018 and reduced to $33,863. The principal balance was reduced to $23,000, following a cash payment during the three months ended December 31, 2018. Since the notes have matured the Company will no longer calculate a derivative value for these notes unless conditions outlined above at Note 3, have changed. The derivative liability associated with these notes remained $33,863, at March 31, 2021.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Power Up Lending Group/Redstart Holdings Corp.

On November 30, 2018, the Company issued a convertible note payable to Power Up Lending Group for $20,000, for which $20,000 was received as cash. The note matured on August 31, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. On October 18, 2018 Power Up, assigned their balance of this $20,000 convertible note and all accrued interest to Redstart under the same terms and conditions as the original note. Due to the note being in default, the balance of unconverted principal of $20,000, was increased by $10,000 (50% default percentage penalty) and is now $30,000 at March 31, 2021, with accrued interest and put premiums respectively being $7,986 and $27,619.

On September 1, 2019, the Company issued a convertible note payable to Redstart for $53,000, for which $50,000 was received as cash. The note matured on May 31, 2020, incurs 12% annual interest, with no default interest penalty, and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal, accrued interest and put premiums balances were $53,000, $9,793 and $38,379 respectively, at March 31, 2021.

On October 1, 2019, the Company issued a convertible note payable to Redstart for $53,000, for which $50,000 was received as cash. The note matured on June 30, 2020, incurs 12% annual interest, with no default interest penalty, and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal, accrued interest and put premiums balances were $53,000, $9,270 and $38,379 respectively, at March 31, 2021.

On December 1, 2019, the Company issued a convertible note payable to Redstart for $53,000, for which $50,000 was received as cash. The note matures on August 31, 2020, incurs 12% annual interest, with no default interest penalty, and can be converted to common stock at a discount of 49% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal, accrued interest and put premiums balances were $53,000, $8,207 and $38,379 respectively, at March 31, 2021.

On June 29, 2020, the Company issued a convertible note payable to Redstart for $73,000, for which $70,000 was received as cash. The note matures on June 29, 2021, incurs 12% annual interest, with no default interest penalty, and can be converted to common stock at a discount of 49% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal, accrued interest and put premiums balances were $73,000, $10,560 and $70,137 respectively, at March 31, 2021.

Jabro Funding Corp.

On January 10, 2018, the Company issued a convertible note payable to Jabro Funding Corp. (“Jabro”) for $50,000, for which $50,000 was received as cash. The note matured on October 20, 2018, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. On January 31, 2019, $8,000 of the Note principal was converted to common stock and put premiums of $5,793 were recorded as additional paid in capital. Due to the note being in default, the balance of unconverted principal of $42,000, was increased by $21,000 (50% default percentage penalty) and was $63,000 at December 31,2019, with accrued interest and put premiums being $9,963 and $30,414, respectively. On February 11, 2020, Trillium Partners acquired this convertible note under the terms of a Securities Transfer Agreement. The note principal and accrued interest included at this date was $76,797.

On March 15, 2018, the Company issued a convertible note payable to Jabro for $33,000, for which $33,000 was received as cash. The note matured on December 30, 2018, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $33,000, was increased by $16,500 (50% default percentage penalty) and is now $49,500 at March 31, 2021, with accrued interest and put premiums being $14,811 and $23,897, at March 31, 2021, respectively.

On May 7, 2018, the Company issued a convertible note payable to Jabro for $14,000, for which $4,000 was received as cash and $10,000 was paid directly to a vendor in satisfaction of accounts payable. The note matured on February 14, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $14,000, was increased by $7,000 (50% default percentage penalty) and is now $21,000 at March 31, 2021, with accrued interest and put premiums being $6,680 and $10,138, at March 31, 2021, respectively.

On July 25, 2018, the Company issued a convertible note payable to Jabro for $25,000, for which $25,000 was received as cash. The note matured on April 30, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $25,000, was increased by $12,500 (50% default percentage penalty) and is now $37,500 at March 31, 2021, with accrued interest and put premiums being $10,993 and $18,103, at March 31, 2021, respectively.

On October 16, 2018, the Company issued a convertible note payable to Jabro for $25,000, for which $24,500 was received as cash. The note matures on July 18, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $24,500,

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

was increased by $12,250 (50% default percentage penalty) and is now $36,750 at March 31, 2021, with accrued interest and put premiums being $7,495 and $30,555, at March 31, 2021, respectively.

On December 20, 2018 the Company issued a convertible note payable to Jabro for $30,000, with a maturity date of September 19, 2019, with 12% annual interest. The note is convertible at 55% of the lowest market price on the twenty days preceding conversion. Due to the note being in default, the balance of unconverted principal of $30,000, was increased by $15,000 (50% default percentage penalty) and is now $45,000 at March 31, 2021, with accrued interest and put premiums being $11,318 and $36,667, at March 31, 2021, respectively.

Essex

During the three months ended December 31, 2016 the Company issued a convertible note payable to Essex which had a principal balance of $39,476 with accrued interest of $9,561 as of December 31, 2017. Note principal of $29,500 was converted to common stock during the three months ended December 31, 2018. On January 17, 2019, $1,500 of the Note principal was converted to common stock and put premiums of $1,500 were recorded as additional paid in capital. The note principal, accrued interest and put premiums balances were $8,476, $13,013 and $8,476, respectively at March 31, 2021.

All notes issued (with exception of the MDI notes) above which had derivative liabilities associated following conversions through June 30, 2018 were reclassified as stock settled debt in accordance with ASC 480 - “Distinguishing Liabilities from Equity”. The Company has reclassified the derivative liability at its fixed monetary amount by measuring and recording a premium using the contractual stock price discount with a charge to interest expense in accordance with ASC 480.

Notes Issued in 2019

On April 8, 2019, the Company issued a convertible note payable to Geneva Roth Remark Holdings, Inc. (“Geneva”) for $168,000, which was received as cash. The note matured on February 28, 2020, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $168,000, was increased by $84,000 (50% default percentage penalty) and became $252,000 on the date of default. From May 15, 2020 through June 24, 2020, the full note principal and accrued interest was converted to common stock and put premiums of $182,493 were recorded as additional paid.

On May 16, 2019, the Company issued a convertible note payable to Geneva for $128,000, which was received as cash. The note matured on March 16, 2020, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $128,000, was increased by $128,000 (100% default percentage penalty) and became $256,000 on the date of default. On June 26, 2020, $29,600 of the note principal was converted to common stock and put premiums of $21,435 were recorded as additional paid in capital. On July 2, 2020, and July 8, 2020, $79,000 of the note principal was converted to common stock and put premiums of $57,207 were recorded as additional paid in capital. The note principal, accrued interest and put premiums balances were $147,400, $32,893 and $106,738 respectively, at March 31, 2021.

Livingston Asset Management

On August 22, 2019, the Company issued a convertible note payable to Livingston Asset Management (“LAM”) for $100,000. The note has 10% annual interest, matured on May 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note was issued for future service related to debt restructure such as the 3(a)(10) discussed above. The note principal accrued interest and put premiums balances were $100,000, $16,055 and $42,857 respectively, at March 31, 2021. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of March 31, 2021.

On September 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matured on May 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $3,952 and $10,714 respectively, at March 31, 2021. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of March 31, 2021.

On October 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matured on June 30, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $3,747 and $10,714 respectively, at March 31, 2021. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of March 31, 2021.

On November 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual inerest, matured on July 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $3,534 and $10,714 respectively, at March 31, 2021. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of March 31, 2021.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On December 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on August 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $3,329 and $10,714 respectively, at March 31, 2021. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of March 31, 2021.

On January 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on September 30, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $3,116 and $10,714 respectively, at March 31, 2021. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of March 31, 2021.

On February 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on October 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $2,911 and $10,714 respectively, at March 31, 2021. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of March 31, 2021.

On March 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on November 30, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $2,712 and $10,714 respectively, at March 31, 2021. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of March 31, 2021.

On April 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on December 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $2,500 and $10,714 respectively, at March 31, 2021. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of March 31, 2021.

On May 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on January 31, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $2,295 and $10,714 respectively, at March 31, 2021. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of January 31, 2021.

On June 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on February 28, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $2,082 and $10,714 respectively, at March 31, 2021.

On July 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on March 31, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $1,863 and $10,714 respectively, at March 31, 2021.

On August 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on April 30, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $1,658 and $10,714 respectively, at March 31, 2021.

On September 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on May 31, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $1,445 and $10,714 respectively, at March 31, 2021.

On October 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on June 30, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $1,240 and $10,714 respectively, at March 31, 2021.

On November 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on July 31, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $1,021 and $10,714 respectively, at March 31, 2021.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On December 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on August 31, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $822 and $10,714 respectively, at March 31, 2021.

On January 1, 2021, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on September 30, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $610 and $10,714 respectively, at March 31, 2021.

On February 1, 2021, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on October 31, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $397 and $10,714 respectively, at March 31, 2021.

On March 1, 2021, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on November 30, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $205 and $10,714 respectively, at March 31, 2021.

Trillium Partners LP

On August 23, 2019, the Company issued a convertible note payable to Trillium Partners LP for $60,000. The note includes: $50,000, cash, $10,000 of original issue discount (OID), has 10% annual interest, matures on May 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. On October 9, 2019 and December 9, 2019, $44,950 of principal was repaid. $44,950 of put premium was recognized as with a credit to interest income. The note principal, of $15,050, was fully repaid during the three months ended March 31, 2021.

On October 27, 2020, the Company issued a convertible note payable to Trillium Partners LP for $5,000. The note includes: $4,000, cash, $1,000 of original issue discount (OID), has 10% annual interest, matures on July 31, 2021 and is convertible at 50% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $5,000, $212 and $5,000 respectively, at March 31, 2021.

On November 27, 2020, the Company issued a convertible note payable to Trillium Partners LP for $1,500. The note includes: $1,500, cash, has 10% annual interest, matures on August 31, 2021 and is convertible at 50% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $1,500, $51 and $1,500 respectively, at March 31, 2021.

Notes Issued in 2020

On May 29, 2020, the Company issued a $20,000, convertible note payable for professional fees to Matheau Stout, ESQ. The note has 12% annual interest, matures on May 31, 2021 and is convertible at 50% of the lowest closing bid price during the 30 days prior to conversion. On January 27, 2021 and February 10, 2021, the $20,000 of principal and $1,500 of accrued interest was repaid. $20,000 of put premium was recognized as forgiveness of debt.

All notes issued above issued to Trillium, and LAM are classified as stock settled debt in accordance with ASC 480 - “Distinguishing Liabilities from Equity”. The Company has calculated the related put premiums and recorded a premium using the contractual stock price discount with a charge to interest expense in accordance with ASC 480.

The carrying value of all convertible notes to third parties at March 31, 2021 and December 31, 2020 was comprised of:

	March 31, 2021	December 31, 2020
Convertible notes payable	$1,212,126	$1,157,126
Unamortized original issue discount and debt discount	(1,194)	(2,278)
Put premiums classified as liabilities (ASC 480)	700,390	688,248
	$1,911,322	$1,843,096

Note 10 – Stockholders’ Deficit

Preferred Stock

The Company is authorized to issue 10,000,000, shares of preferred stock with super voting rights, 5,000,000 of which were issued and have votes equal to 100.1% of all outstanding shares.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On October 26, 2017, the Board of Directors designated shares of preferred stock as Series A. Each issued and outstanding Series A share shall be entitled to the number of votes equal to the result of: (i) the number of Common Shares issued and outstanding at the time of such vote multiplied by 1.01; divided by (ii) the total number of Preferred Shares issued and outstanding at the time of such vote, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Except as provided by law, holders of Preferred Shares shall vote together with the holders of Common Shares as a single class.

The Company approved by unanimous consent, the authorization of 100,000 shares of Series B Convertible Preferred Stock. Each share of Series B Preferred Stock shall have a par value of $0.001 per share and a liquidation value of $100 per share.

(a) Holders of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company at the rate per share (as a percentage of the Stated Value per share) equal to five percent (5%) per annum on the Stated Value, payable in additional shares of Series B Preferred Stock. The party that holds the Series B Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series B Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date.

(b) So long as any shares of Series B Preferred Stock remain outstanding, neither the Company nor any subsidiary thereof shall, without the consent of the Holders of eighty percent (80%) of the shares of Series B Preferred Stock then outstanding (the “Requisite Holders), redeem, repurchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

Each holder of the Series B Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on an as converted basis, either by written consent or by proxy. So long as any shares of Series B Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Requisite Holders, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders of the Series B

Preferred Stock, (d) increase the authorized or designated number of shares of Series B Preferred Stock, (e) apart from shares issued as a dividend pursuant to Section 2 (a), issue any additional shares of Series B Preferred Stock (including the reissuance of any shares of Series B Preferred Stock converted for Common Stock) or (f) enter into any agreement with respect to the foregoing.

On August 26, 2019, Mr. Huss cancelled all 5,000,000 shares of the Series A Preferred; and on August 26, 2019, the Board of Directors issued 5,000,000 shares of Series A Preferred stock to Karen Berend and David Berend, 2,500,000 to each, as compensation and 5,000 preferred series B shares were issued to Livingston Asset Management LLC, for services. Both issuances were made in accordance with Section 4(a)(2) of the Securities Act of 1933.

On January 7, 2020, the Company issued 16,950, shares of Series B preferred shares as follows:

3,160 shares to Alpha Capital Anstalt, a Liechtenstein based hedge fund that is registered with the SEC;

530 shares to Douglas Polinsky, an individual;

1,260 shares to Daniel Ryweck, an individual;

.

10,420 shares to Uppercut Brands, Inc. a publicly listed Delaware company domiciled in New Jersey.

1,580 shares to Barry and Majorie Zolot, individuals.

Common Stock

The Company is authorized to issue 15,000,000,000 shares of common stock with a par value of $.001. The Company had 6,618,382,580 and 3,592,839,580 of $.001 par value common stock outstanding at March 31, 2021 and December 31, 2020, respectively.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Securities Offering Under Regulation A of the 1933 Securities Act

On December 17 the Company received authorization from the SEC to offer 10,000,000,000 shares of common at price of $0.0002 per share.

Common Stock Issued for Cash Under Reg A Offering

On December 31, 2020, the Company issued 300,000,000 shares of common stock to Trillium Partners LP under the terms of the Reg. A offering. The Company received $60,000 in cash.

In the first quarter of 2021 the Company issued 3,025,543,000 shares of common stock to Trillium Partners LP under the terms of the Reg. A offering. The Company received $605,109 in cash.

Warrants Issued for Financing Commitment

The Crown Bridge Partners warrants (July 11, 2017) for the original number of shares 166,667, at a market price of $.30, having market value of $50,000, was originally charged to additional paid in capital. Following the exercise on December 17, 2019, Crown Bridge Partners was issued 9,777,590 shares of common stock, management now believes that a price adjustment clause in the warrant was triggered due to the Company stock price falling below the contractual floor price of $.01. The Company recognized a derivative liability charging other income and losses for the change in fair market value. An additional exercise on January 6, 2020 and June 3, 2020 yielded the issuance of 10,901,251 and 16,509,995 shares of common stock, respectively and additional fair market value changes to $43,401, and total warrants outstanding and exercisable amount to 42,643,827, as of March 31, 2021.

Common Stock Issued for Warrant Exercise

On January 6, 2020, Crown Bridge Partners was issued 10,901,251, common shares following an exercise of the warrant issued on July 11, 2017, in conjunction with the Company’s debt financing arranged and funded by Crown Bridge Partners. A total of $28,916 was credited to common stock and additional paid in capital, upon the exercise.

On June 3, 2020, Crown Bridge Partners was issued 16,509,995, common shares following an exercise of the warrant issued on July 11, 2017, in conjunction with the Company’s debt financing arranged and funded by Crown Bridge Partners. A total of $19,768 was credited to common stock and additional paid in capital, upon the exercise.

Common Stock Issued for Conversion of Notes Payable

On February 14, 2020, the Company issued 33,140,034, of shares of common stock to Trillium Partners LP, in exchange for all principal and accrued interest, plus $2,010 of fees, in conversion of the Jabro note acquired on February 11, 2020. The shares were valued at $76,797. Put premiums totaling $48,885, were reclassified to additional paid in capital.

From May 15, 2020 through June 25, 2020, the Company issued 411,843,745 shares of common stock to Geneva Roth Remark Holdings (Geneva) in exchange for principal and accrued interest of $262,080 in conversion of the Geneva note issued on April 8, 2019. The shares were valued at $444,573. Put premiums totaling $182,493, were reclassified to additional paid in capital.

On June 29, 2020, the Company issued 39,466,667 shares of common stock to Geneva in exchange for principal of $29,600 in conversion of a portion of the Geneva note acquired on May 16, 2019. The shares were valued at $51,035. Put premiums totaling $21,435, were reclassified to additional paid in capital.

On July 2, 2020, and July 8, 2020, the Company issued 121,541,746 shares of common stock to Geneva in exchange for principal of $79,000 in conversion of a portion of the Geneva note acquired on May 16, 2019. The shares were valued at $121,542. Put premiums totaling $14,665, were reclassified to additional paid in capital.

Common Stock Issued for 3(a)(10) settlement

Between April 9, 2020, and December 31, 2020, the Company issued 2,451,871,000, common shares to Trillium Partners, LP under the terms of the 3(a)(10). The proceeds from sales are used to liquidate the liability assumed by Trillium under the terms of a settlement agreement with former creditors. The issuance is accounted for as a credit to common stock with an offsetting charge to additional paid in capital. The total outstanding balance of the two 3(a)(10) liabilities at March 31, 2021, is $930,276.

Trillium submitted payments totaling $100,350, to original creditors during the three months ended December 31, 2020. An additional $75,866 in fees were charged by third parties. In total $561,189, was credited to additional paid in capital during the period.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Between January 12 and January 19, 2021, the Company issued 762,421,000 shares of common stock to Trillium Partners LP under the terms of the court ordered 3(a)10 settlement. Upon issuance the shares issued accounted for as common stock issued with an offsetting debit to additional paid in capital. When the shares are sold additional paid in capital is credited for the amount allocated to former debt holders.

Note 11 –Contingencies and Commitments

The Company has assessed all material known financial exposures as they have been asserted and made provisions for them as described in footnote 5.

Office space lease

The Company leased office space from 55 Washington Street LLC with the term commencing August 10, 2020 and ending August 9, 2021, at a monthly rate of $3,443.

Agreements

In August 2019, the Company entered into a financial service’s advisory agreement with Livingston Asset Management, LLC (“LAM”), whereby LAM provides ongoing general financial and strategic consultation, assistance with accounting and financial reporting and debt restructure services. The agreement provides for a monthly fee of $25,000, payable in the form of a convertible note to be issued on the first day of each month.

Vendor Dispute

The Company has been in an ongoing discussion with a vendor over the number of credits applied to inventory purchases. The Company expects to resolve this matter to the satisfaction of the parties involved.

Litigation

On October 19, 2018, a vendor filed a complaint against the wholly owned subsidiaries of the Company with the Superior Court of New Jersey, Law Division, seeking payment for merchandise. The Company has previously recognized costs of $178,935, which remain unpaid in accounts payable. The Company has retained an attorney who is currently working to address the complaint.

Note 12 - Subsequent Events

Common Stock Issued for Cash Under Reg A Offering

The Company issued 137,500,000 shares of common stock to an individual investor between April 16, and 28, 2021 at the subscription price of $0.0002 per share. The Company received $27,500 in cash.

Issuance of Convertible Debt

On April 1, 2021, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on November 30, 2021, and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion.

On May 1, 2021, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on December 31, 2021, and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion.

We evaluated subsequent events after the balance sheet date through the date the financial statements were issued. Except for the aforementioned we did not identify any additional material events or transactions occurring during this subsequent event reporting period that required further recognition or disclosure in these financial statements.

RENEWABLE ENERGY AND POWER, INC.

Index to Consolidated Financial Statements

(Unaudited)

RENEWABLE ENERGY AND POWER, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash	$128,433	$323,756
Accounts receivable (net of allowance for doubtful accounts)	60,540	114,412
Inventory	118,189	60,709
Prepaid expenses	-	63,610
Total current assets	307,162	562,487

Property, and equipment, net of depreciation	1,938	4,532
Deposits	42,689	44,295
Total Assets	$351,789	$611,314

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$767,062	$809,654
Accrued expenses	339,653	146,914
Settlements payable	58,278	547,702
Settlement under 3(a)(10), net of premiums	1,455,668	125,412
Line of credit	200,000	200,000
Short term notes payable to officers	105,751	43,960
Short term notes payable	130,007	333,000
Convertible notes payable, net of premiums and discounts	1,843,096	1,595,182
Derivative liability	80,770	89,496
Total current liabilities	4,980,285	3,891,320

Notes payable, net of short term	210,003	-
Notes payable to officers, net of short term	1,098,676	1,281,771
	1,308,679

Total liabilities	6,288,964	5,173,091

Commitments and contingencies

Stockholders’ deficit:
Preferred Series A Shares, $0.001 par value; 10,000,000 authorized; 5,000,000 issued and outstanding at December 31, 2020 and December 31, 2019, respectively.	5,000	5,000
Preferred Series B Shares, $0.001 par value; 100,000 authorized; 99,740 issued and outstanding at December 31, 2020 and 82,790 at December 31, 2019, respectively.	100	83
Common stock, $0.001 par value; 15,000,000,000 shares authorized; 3,592,839,580 shares issued and outstanding at December 31, 2020 and 232,318,275 shares at December 31, 2019, respectively.	3,592,841	232,319
Additional paid in capital	(3,430,658)	(1,481,501)
Accumulated deficit	(6,104,458)	(3,317,678)
Total stockholders’ deficit	(5,937,175)	(4,561,777)
Total Liabilities and Stockholders’ Deficit	$351,789	$611,314

The accompanying notes are an integral part of the consolidated financial statements

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2020 and 2019

(Unaudited)

	Years Ended December 31,
	2020	2019

Revenues	$1,021,363	$3,586,287

Cost of revenues	633,114	2,741,427

Gross profit	388,249	844,860

Operating expenses:
Compensation	519,366	428,453
General and administrative	865,553	996,032
Total expenses	1,384,919	1,424,485

Loss from operations	(996,670)	(579,625)

Other income (expenses):
Change in fair market value of derivatives	4,246	(97,635)
Derivative expense	(44,204)	-
Gain (loss) on forgiveness of debt	(23,039)	369,428
Interest expense	(1,727,113)	(544,398)
	(1,790,110)	(272,605)

Loss before federal income taxes	(2,786,780)	(852,230)

Federal income taxes	-	-

Net loss	$(2,786,780)	$(852,230)

Loss per share, basic and diluted	$(0.00)	$(0.02)

Weighted average shares outstanding	1,707,903,010	39,115,794

The accompanying notes are an integral part of the consolidated financial statements

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2020 and 2019

(Unaudited)

	Preferred Stock		Preferred Stock		Common		Additional		Total
	Series A		Series B		Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, January 1, 2019	-	$-	77,790	$78	-	$-	$425,602	$(2,465,448)	$(2,039,768)
Recapitalization due to merger	5,000,000	5,000	-	-	45,840,867	45,842	(2.207,270)	-	(2,156,428)
Preferred stock issued for service	-	-	5,000	5	-	-	-	-	5
Common Stock issued for note	-	-	-	-	140,698,818	140,691	83,894	-	224,585
Premiums reclassified in note conversion	-	-	-	-	-	-	126,010	-	126,010
Common stock issued for exercise of warrants					9,777,590	9,777	32,224		42,001
Issuance for 3(a)(10)	-	-	-	-	36,009,000	36,009	58,039		94,048
Net loss for the Year ended December 31, 2019	-	-	-	-	-	-		(852,230)	(852,230)

Balance, December 31, 2019	5,000,000	5,000	82,790	83	232,318,275	232,319	(1,481,501)	(3,317,678)	(4,561,777)
Cancellation of common stock	-	-	-	-	(24,753,133)	(24,753)	24,753	-	-
Series B Preferred stock issued for service	-	-	16,950	17	-	-	-	-	17
Common Stock	-	-	-	-	300,000,000	300,000	(240,000)	-	60,000
Warrants exercise	-	-	-	-	27,411,246	27,411	21,272	-	48,683
Issuance for 3(a)(10) settlement	-	-	-	-	2,451,871,000	2,451,871	(2,451,871)	-	-
Settlements under 3(a)(10)	-	-	-	-	-	-	561,189	-	561,189
Common Stock issued – note conversions	-	-	-	-	605,992,192	605,993	(131,978)	-	474,015
Premiums reclassified in note conversion	-	-	-	-	-	-	267,478	-	267,478
Net loss for the Years ended December 31, 2020	-	-	-	-	-	-	-	(2,786,780)	(2,786,780)
Balance, December 31, 2020	5,000,000	$5,000	99,740	$100	3,592,839,580	$3,592,841	$(3,430,658)	$(6,104,458)	$(5,937,175)

The accompanying notes are an integral part of the consolidated financial statements

RENEWABLE ENERGY AND POWER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2020 and 2019

(Unaudited)

	2020	2019
Cash flows from operating activities:
Net loss	$(2,786,780)	$(852,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,594	3,176
Debt discount, put premiums and loan commitment fees charged to interest	1,487,360	294,753
Forgiveness of debt		(369,428)
Professional fees paid with debt	320,000	-
Professional fees paid with stock	84,232	-
Loss on extinguishment debt extinguishment-	23,039	-
Change in fair market value of derivatives	(4,246)	97.635
Changes in operating assets and liabilities:
Accounts receivable	55,872	112,632
Inventories	(57,480)	266,272
Prepaid expenses	63,610	36,790
Deposits	1,606	(35,803)
Accounts payable and accrued expenses	218,460	345,623
Settlements payable	15,000	-
Derivative liability	44,204	-

Net cash used in operating activities	(534,529)	(100,580)
Cash flows from financing activities
Proceeds from line of credit	-	20,000
Repayment of notes payable officers	(121,304)	(1,000)
Proceeds from notes payable	340,010	290,256
Repayment of notes payable	(16,000)	(214,094)
Proceeds from convertible notes payable	76,500	210,000
Repayment of convertible notes payable	-	(44,950)
	60,000	-

Net cash provided by (used in) financing activities	327,443	(260,212)

Net increase (decrease) in cash	(102,527)	(61,016)
Cash at beginning of period	323,756	164,124

Cash at end of period	$221,229	$103,108
Supplemental Cash Flow Disclosures

Interest paid	$39,926	$132,998

Taxes paid	$-	$-
Supplemental Disclosures of Non-Cash Investing and Financing Activities
Conversion of convertible debt and accrued interest to common stock	$474,015	$350,595
Net debt reclassified from settlements payable to settlements payable under 3(a)(10)	$742,490	$219,460
Net debt reclassified from accrued expenses to convertible notes payable	$504,424	$420,306

The accompanying notes are an integral part of the consolidated financial statements

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 - Nature of Business

Renewable Energy and Power, Inc. (RBNW or the Company) was incorporated on October 15, 2012, under the laws of the State of Nevada, for the purpose of conducting all legal business. The Company was engaged in the business of new and retrofit applications for LED lighting and innovative solar electrical generation. The LED products were designed to lower the use of electrical power, lower maintenance costs for users and extend the useful life of lighting fixtures. The solar process is designed to greatly increase the conversion of heat to electricity and is patterned after technology that has been used in space exploration.

Blind Faith Concepts Inc. was incorporated on August 17, 2012 under the laws of the State of New York. Blind Faith Concepts creates innovative footwear that reflects the pop culture, music, and fashion of the era.

Lust for Life Footwear, LLC, was formed on January 31, 2014 under the laws of the State of New York. Lust for Life Footwear also creates innovative footwear that reflects the pop culture, music, and fashion of the era.

Material Agreement

On April 3, 2019, the Company entered into an agreement with Leaf of Life Holdings Limited (“LOLJ”). Pursuant to the Agreement LOLJ acquired an exclusive license from the Company to sell and market LED Agricultural Grow Lights in the territory of Jamaica and the Caribbean Islands. As part of the transaction, the principals of the Company transferred their collective ownership of 5,000,000 shares of Series A Preferred to Mr. Saunders in exchange for $40,000, and he becoming the Chief Executive Officer of the Company.

On April 3, 2019, the Company received a resignation notice from Donald MacIntyre from all of his positions with the Company, including Chairman, President, CEO and Director; a resignation notice from Bruce Parsons from all of his positions with the Company, including CFO, Director and Treasurer; a resignation notice from Bruce MacIntyre from all of his positions with the Company, including Vice President of Marketing and Sales, Director and Secretary; and a resignation notice from Perry Barker from his positions with the Company as Director.

In addition, on April 3, 2019, the former officers above, purchased all assets of the Company by issuing an exclusive license to the Company to sell the LED lighting in the territory of Jamaica and the Caribbean Islands.

During the three months ended June 30, 2019 the LOLJ agreement was terminated and the CEO relinquished control of the Company.

Reverse Merger/Acquisition of Blind Faith Concepts and Lust For Life

On August 23, 2019, the Company entered into a Membership Purchase Agreement with Lust for Life Footwear, LLC (“Lust for Life”) whereby 100% of the membership interests of Lust for Life were purchased in exchange for exactly 77,790 shares of Series B Preferred Stock of the Company (the “Agreement”).

Upon further due diligence, management determined that although the final issuance of 77,790 shares of Series B Preferred Stock of the Company is correct, the proper structure of the transaction has been amended. Pursuant to an Omnibus Amendment Agreement between the Company, Lust for Life New York, LLC, a New York limited liability company (“Lust NY”), Blind Faith Concepts, Inc., a New York corporation (“Blind Faith”), (the “Amendment”) the Company purchased 100% of Blind Faith. Blind Faith ownership, as a matter of percentages, was equal to the exact percentages of Lust for Life membership interests. Therefore, on August 23, 2019, owners of Blind Faith representing 100% of the total issued and outstanding shares were issued, collectively, 77,790 shares of Series B Preferred Stock of the Company (“Series B Preferred”).

As a result of the transaction, Blind Faith became a subsidiary of the Company. Lust for Life in turn is a wholly owned subsidiary of Blind Faith.

The Company evaluated the substance of the merger transaction and found it met the criteria for the accounting and reporting treatment of a reverse acquisition under ASC 805 (Business Combinations)-40-45 (Reverse Acquisition and Other Presentation Matters) and accordingly will consolidate the operations of Blind Faith and RBNW and the financial condition from the closing date of the transaction. The historic results of operations will reflect those of Blind Faith. As such, Blind Faith is treated as the acquirer while the Company is treated as the acquired entity for accounting and financial reporting purposes.

Under reverse merger accounting, the comparative historical financial statements of the Company, as the legal acquirer, are those of the accounting acquirer, Blind Faith, the Company’s financial statements prior to the closing of the reverse acquisition; reflect only the business of Blind Faith and Lust For Life.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 2 - Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the year ended December 31, 2020, the Company has incurred a net loss of $2,786,780 and used cash in operations of $534,529. The working capital deficit, stockholders’ deficit and accumulated deficit was $4,673,123, $5,937,175 and $6,104,458, respectively, at December 31, 2020. Furthermore, the Company received judgements for its default on its payment obligations under the terms of a series of convertible notes and has other significantly past due operating obligations. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Note 3 - Significant and Critical Accounting Policies

Management of the Company is responsible for the selection and use of appropriate accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by the accounting principles generally accepted in the United States of America.

Basis of Presentation/Principles of Consolidation

The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

COVID-19 Pandemic

The COVID-19 pandemic had a significant adverse impact on the Company’s business, results of operations, financial condition and cash flows from operations during the year ended December 31, 2020 and is expected to continue to have an adverse impact on its performance in 2021. The Company’s wholesale and retail customers also have experienced significant business disruptions as a result of the pandemic. In addition, the pandemic has impacted the Company’s supply chain partners, including third-party manufacturers, logistics providers and other vendors. These supply chains may experience future disruptions as a result of either closed factories or factories operating with reduced workforces due to the impact of the pandemic.

Given the uncertainties surrounding the ongoing effects of the COVID-19 pandemic on the Company’s future financial condition and results of operations, the Company took certain actions to preserve its liquidity and strengthen its financial flexibility. The Company took certain actions starting in March 2020, some of which are ongoing, to (i) reduce payroll costs, through temporary furloughs, salary and incentive compensation reductions, decreased working hours and hiring freezes, as well as taking advantage of COVID-related government payroll subsidy programs, (ii) eliminate or reduce expenses in all discretionary spending categories, (iii) reduce working capital, with a particular focus on tightly managing its inventories, including reducing and cancelling inventory commitments, redeploying basic inventory items to subsequent seasons and consolidating future seasonal collections, and (iv) reduce capital expenditures.

Management estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company considered COVID- 19 related impacts to its estimates, as appropriate, within its consolidated financial statements and there may be changes to those estimates in future periods. The Company believes that the accounting estimates are appropriate after giving considerations to the increased uncertainties surrounding the severity and duration of the COVID-19 pandemic. Such estimates and assumptions are subject to inherent uncertainties, actual results could differ materially from those estimates.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Revenue recognition

The Company recognizes revenue pursuant to Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

Retail sales, recognized at the point of sale, are recorded net of returns and exclude sales tax. Wholesale sales are recorded, net of returns, allowances and discounts, when obligations under the terms of a contract with the purchaser are satisfied. This generally occurs at the time of transfer of control of merchandise. The Company considers several control indicators in its assessment of the timing of the transfer of control, including significant risks and rewards of ownership, physical possession and the Company’s right to receive payment. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring merchandise. Reserves for projected merchandise returns, discounts and allowances are determined based on historical experience and current expectations. The Company applies the guidance using the portfolio approach in ASC 606, Revenue from Contracts with Customers, because this methodology would not differ materially from applying the guidance to the individual contracts within the portfolio. The Company excludes sales and similar taxes collected from customers from the measurement of the transaction price for its retail sales.

Cash and Cash Equivalents

Cash includes demand deposits, time deposits, certificates of deposit and short-term liquid investments with an original maturity of three months or less when purchased. The Company maintains deposits in a financial institution. None of the Company’s cash and cash equivalents was in excess of federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risks from excess deposits. None of the Company’s cash is restricted.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts. As of December 31, 2020, and December 31, 2019, the Company had reserves of $6,591 and $1,300, respectively.

Inventories

Inventories are stated at average cost using the first-in, first-out (FIFO) valuation method. Inventory was comprised of the following at December 31, 2020 and December 31, 2019:

	December 31, 2020	December 31, 2019
Finished goods	$118,189	$60,709

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided using the straight-line method for financial reporting purposes over an estimated useful life of five to seven years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited to operations in the respective periods. At April 3, 2019, in accordance with the agreement with LOLJ, property and equipment with a net book value of $101,401 was exchanged for a license. Due to the termination of the license agreement following the termination of the agreement, no value was assigned to the license agreement. For the years ended December 31, 2020 and 2019, depreciation expense totaled $2,594 and $3,176, respectively.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Long-lived assets

In accordance with Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment, the Company periodically reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. During the year ended December 31, 2020, there were no impairments.

Income taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes.” Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the three months in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value Measurements

The Company follows the FASB Fair Value Measurements standard, as they apply to its financial instruments. This standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

Level 1 inputs are quoted market prices available in an active market that the Company has the ability to access at the measurement date. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 3 inputs are pricing inputs that are generally observable inputs and not corroborated by market data. Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The standard establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. Level 1 inputs include quoted market prices for identical assets or liabilities an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data. The standard requires the utilization of the lowest possible level of input to determine fair value and carrying amounts of current liabilities approximate fair value due to their short-term nature. The Company accounts for certain instruments at fair value using level 3 valuation.

	At December 31, 2020			At December 31, 2019
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative Liability	—	—	$80,770	—	—	$89,496

A rollforward of the level 3 valuation financial instruments is as follows:

Derivative Liabilities
Balance at December 31, 2019	$89,496
Change in fair market value	(4,246)
Derivative effect on the issuance of warrants	44,204
Reduction of derivative to additional paid in capital on exercise of warrants	(48,684)
Balance at September 30, 2020	$80,770

Derivative Liabilities

The Company has certain financial instruments that are derivatives or contain embedded derivatives. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40. This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The Company points out that in general for notes that have matured the Company will no longer calculate a derivative value. However, should current information about stock price, or volatility of note holder conversion terms change an assessment will be made and any material change in fair market value will be recognized. The derivative liabilities for matured convertible notes were $33,863, as of December 31, 2020.

The Crown Bridge Partners warrants (July 11, 2017) for the original number of shares, 166,667, at a market price of $.30, having market value of $50,000, was originally charged to additional paid in capital. Following the exercise on December 17, 2019, Crown Bridge Partners was issued 9,777,590 shares of common stock, management now believes that a price adjustment clause in the warrant was triggered due to the Company stock price falling below the contractual floor price of $.01. An additional exercise on January 6, 2020 yielded the issuance of 10,901,251 shares of common stock. An exercise on June 3, 2020 yielded the issuance of 16,509,995 shares of common stock. Following adjustments for exercises and changes to fair market value, the derivative liability associated with the warrants is $46,907. Total warrants outstanding and exercisable amount to 234,538,827, as of December 31, 2020.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note issuance date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Operating Leases

The Company leases its locations, an office, under an operating lease. The lease includes an option that allows the Company to extend the lease term beyond the initial commitment period, subject to terms agreed at lease inception. The Company adopted ASC 842 using the modified retrospective transition method. In accordance with ASC 842, lease right-of-use assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term. The Company’s lease does not provide an implicit rate and therefore, the Company uses an incremental borrowing rate based on the information available at the commencement date, including implied traded debt yield and seniority adjustments, to determine the present value of future payments. Lease expense for the minimum lease payments is recognized on a straight-line basis over the lease term. Variable lease payments are expensed as incurred.

Net Loss Per Share

Basic loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution. As of December 31, 2020, 234,538,827 warrants are outstanding and exercisable, into 234,538,827 shares of common stock. As of December 31, 2020, the outstanding principal balance, including accrued interest of the third-party convertible debt, totaled $917,913 and was convertible into 1,090,182,276 shares of common stock. Additionally, the 3(a)(10) obligation was $930,276 which may be exchanged for 930,276,000 shares of common stock. As of December 31, 2020, potentially dilutive securities consisted of the following:

December 31, 2020
Warrants	234,538,827
Convertible debt (including senior debt)	1,090,182,276
3(a)(10) obligation	930,276,000
Total	2,254,997,103

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Stock-based compensation

The Company measures and recognizes compensation expense for all share-based payment awards made to employees and directors, including employee stock options and compensatory stock warrants, based on estimated fair values equaling either the fair value of the shares issued or the value of consideration received, whichever is more readily determinable. Non-cash consideration pertains to services rendered by consultants and others and has been valued at the fair value of the Company’s common stock at the date of the agreement.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC Topic 505-50, “Equity-Based Payments to Non-Employees.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete.

The Company has not adopted a stock option plan.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Advertising

Costs incurred for advertising for the Company are charged to operations as incurred. Advertising expenses for the year ended December 31, 2020 and 2019 were $1,802 and $27,973, respectively.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes. ASU 2019-12 eliminates certain exceptions related to intra-period tax allocation, simplifies certain elements of accounting for basis differences and deferred tax liabilities during a business combination, and standardizes the classification of franchise taxes. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The adoption of ASU 2019-12 is not expected to have a material impact on the Company’s financial statements.

In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivative and Hedging (Topic 815), which clarifies the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. The guidance clarifies how to account for the transition into and out of the equity method of accounting when considering observable transactions under the measurement alternative. The ASU is effective for annual reporting periods beginning after December 15, 2020, including interim reporting periods within those annual periods, with early adoption permitted. We are currently evaluating the impact of the new guidance on our consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods after December 15, 2021 and interim periods within those annual periods and early adoption is permitted. We are currently evaluating the impact of the new guidance on our consolidated financial statements.

RENEWABLE ENERGY AND POWER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The Company does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 4 - Property Plant and Equipment

Property, plant and equipment at September 30, 2020 and December 31, 2019 consist of the following:

	2020	2019
Manufacturing Equipment	$5,239	$5,239
Furniture and fixtures	4,329	4,329
Leasehold improvements	7,500	7,500
	17,068	17,068
Less: Accumulated depreciation	(15,130)	(12,536)
	$1,938	$4,532

Note 5 – Related Party Agreement

The Company has an agreement with its Chief Executive Officer to pay him an annual compensation of $120,000. This amount is included in accrued expenses at December 31, 2020.

Note 6 – Settlement Under 3(a)(10)

Debt Settlement Under SEC Rule 3(a)(10) – November 2019

On November 15, 2019, Trillium Partners LP acquired the default judgement received by Labrys Fund LP for $219,460, derived from the Company’s default on the note issued to Labrys. Trillium purchased the default judgement for cash and has since received 129,675,901, shares of common stock, as of March 31, 2020. The share transactions are accounted for as an issuance at par with an equal offset to additional paid in capital until sales proceeds are collected, at which time the liability will be reduced with a credit to additional paid in capital. As of December 31, 2019, the liability was reduced to $125,412, following application of proceeds collected from the sales.

Debt Settlement Under SEC Rule 3(a)(10) – March 2020

On March 6, 2020, a federal court approved the Judgement and Stipulation filed by Trillium Partners LP. The judgement provides for the Company to issue shares of common stock to Trillium when requested. Proceeds from sale of the shares will be paid to six creditors which were owed a total of $890,214. The Company will account for the transaction as an assignment of creditor liabilities and recognize a debt put premium as interest expense in the amount of $890,214. Trillium paid original creditors $85,350, leaving a balance of $804,864 of the agreed settlement.

Note 7 – Line of Credit

On September 22, 2016 the Company signed a revolving note (the “Note”) at Signature Bank (the “Bank”). The outstanding balance of this Note is limited to $200,000 and guaranteed by an officer of the Company. The outstanding balance bears interest at 5% per annum. Interest is payable monthly. The balance outstanding on the revolving note at December 31, 2020 was $200,000.

Note 8 – Notes Payable

On March 29, 2016, the Company executed a note for $1,500,000 with the United States Small Business Administration (“SBA”) with the following terms and conditions:

●	Maturing in March 29, 2026;
●	Interest at the prime rate as quoted in the Wall Street Journal plus 2.75% per annum;

Monthly principal and interest is $16,944 through December 31, 2016 and increases to $17,073 as of January 1, 2017;

On July 1, 2019, two officers of the Company, on behalf of the Company, refinanced the note personally. The Company is obligated for its portion of the liability, which commenced on July 1, 2019 and matures on July 1, 2049.The loan bears interest at 7.375%, per annum, through maturity. The note is payable monthly and has a balance remaining of $1,194,427, as of December 31, 2020,

RENEWABLE ENERGY AND POWER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On February 15, 2018, the Company issued a note, payable to Eric Weisblum for $30,000, for which $30,000 was received as cash. The note matured on May 5, 2018, and incurs 0% annual interest. Note principal of $30,000 has been reclassified to debt settled under 3(a)(10) on March 6, 2020, in accordance with a federal court approved Judgement and Stipulation filed by Trillium Partners LP and was fully satisfied on July 31, 2020.

On June 21, 2018, the Company issued a note, payable to Daniel Ryweck for $100,000, for which $100,000 was received as cash. The note matured on September 18, 2018, and incurred 12% annual interest through the date of maturity and now accrues 17% interest rate per annum. Note principal and accrued interest of $55,085 was reclassified to debt settled under 3(a)(10) on March 6, 2020, in accordance with a federal court approved Judgement and Stipulation filed by Trillium Partners LP. The balance of the 3(a)(10) liability on December 31, 2020 is $43,085.

On September 4, 2018, the Company issued a note, payable to Point Capital Inc. for $50,000, for which $50,000 was received as cash. The note matured on December 4, 2018, and incurred 12% annual interest through the date of maturity and now accrues 17% interest rate per annum. Note principal and accrued interest of $55,461 was reclassified to debt settled under 3(a)(10) on March 6, 2020, in accordance with a federal court approved Judgement and Stipulation filed by Trillium Partners LP. The balance of the 3(a)(10) liability on December 31, 2020 is $49,461.

On September 28, 2018, the Company issued a note, payable to Point Capital Inc. for $200,000, for which $200,000 was received as cash. The note matures on September 27, 2020, and incurs 6% annual interest. Note principal and accrued interest of $221,844 was reclassified to debt settled under 3(a)(10) on March 6, 2020, in accordance with a federal court approved Judgement and Stipulation filed by Trillium Partners LP. The balance of the 3(a)(10) liability on December 31, 2020 is $197,844.

On November 20, 2019, the Company issued a note, payable to Diamond Bridge for $16,000, for which $16,000 was received as cash. The note matured on February 20, 2020, and incurs 3% annual interest. Note principal of $16,000, was repaid on February 11, 2020.

On April 20, 2020, the Company entered into a loan directly with the Small Business Administration under the Economic Injury Disaster Loan Program for $10,000. This loan has a maturity of 24 months and an interest rate of 2.375%. Interest accrued on this loan was $167 at December 31, 2020.

On May 4, 2020, the Company entered into a loan directly with the Small Business Administration under the Paycheck Protection Plan for a total of $180,010. This loan has a maturity of 24 months and an interest rate of 1%. The loan will be forgiven provided the terms of forgiveness upon submission of a valid application for loan forgiveness. The terms call for LFL to use 75% of the funded amount for payroll costs. LFL has put in place controls designed to ensure compliance with the terms of forgiveness. The amount forgiven will be recognized as gain on debt extinguishment. Any amount that is not forgiven is to be amortized over the 18 months following the 10-month deferral period. Interest accrued on this loan was $1,218 at December 31, 2020.

On June 9, 2020, the Company entered into a Disaster Relief Loan with the Small Business Administration for a total of $150,000. This loan has a maturity of 30 years and an interest rate of 3.75%. Installment payments, including principal and interest, of $731.00 monthly, will begin Twelve (12) months from the date of the promissory note. The note is secured by all tangible and intangible personal property, including, but not limited to: (a) inventory, (b) equipment, (c) instruments, including promissory notes (d) chattel paper, including tangible chattel paper and electronic chattel paper, (e) documents, (f) letter of credit rights, (g) accounts, including health-care insurance receivables and credit card receivables, (h) deposit accounts, (i) commercial tort claims, (j) general intangibles, including payment intangibles and software and (k) as- extracted collateral as such terms may from time to time be defined in the Uniform Commercial Code. Interest accrued on this loan was $3,529 at December 31, 2020.

Note 9 - Convertible Notes Payable

MultiChip Display, Inc.

During November of 2017, REAP issued three convertible notes for $15,000, $5,000 and $5,000 to MDI for cash of the same amounts. The notes matured on various dates in November 2018 and are convertible into common shares at the lower of: $.001 or 50% of the lowest closing bid price during the 25 trading days prior to conversion. The current principal of $23,000 and accrued interest of $8,501 are outstanding at December 31, 2020. The Company evaluated the terms of the conversion features of the convertible debenture in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock, and determined that the conversion features meet the definition of a liability and therefore bifurcated the conversion feature and accounted for it as a separate derivative liability. The derivative liability was revalued at September 30, 2018 and reduced to $33,863. The principal balance was reduced to $23,000, following a cash payment during the three months ended December 31, 2018. Since the notes have matured the Company will no longer calculate a derivative value for these notes unless conditions outlined above at Note 3, have changed. The derivative liability associated with these notes remained $33,863, at December 31, 2020.

RENEWABLE ENERGY AND POWER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Power Up Lending Group/Redstart Holdings Corp.

On November 30, 2018, the Company issued a convertible note payable to Power Up Lending Group for $20,000, for which $20,000 was received as cash. The note matured on August 31, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. On October 18, 2018 Power Up, assigned their balance of this $20,000 convertible note and all accrued interest to Redstart under the same terms and conditions as the original note. Due to the note being in default, the balance of unconverted principal of $20,000, was increased by $10,000 (50% default percentage penalty) and is now $30,000 at December 31, 2020, with accrued interest and put premiums respectively being $7,098 and $27,619.

On September 1, 2019, the Company issued a convertible note payable to Redstart for $53,000, for which $50,000 was received as cash. The note matured on May 31, 2020, incurs 12% annual interest, with no default interest penalty, and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal, accrued interest and put premiums balances were $53,000, $8,486 and $38,379 respectively, at December 31, 2020.

On October 1, 2019, the Company issued a convertible note payable to Redstart for $53,000, for which $50,000 was received as cash. The note matured on June 30, 2020, incurs 12% annual interest, with no default interest penalty, and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal, accrued interest and put premiums balances were $53,000, $7,963 and $38,379 respectively, at December 31, 2020.

On December 1, 2019, the Company issued a convertible note payable to Redstart for $53,000, for which $50,000 was received as cash. The note matures on August 31, 2020, incurs 12% annual interest, with no default interest penalty, and can be converted to common stock at a discount of 49% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal, accrued interest and put premiums balances were $53,000, $6,900 and $38,379 respectively, at December 31, 2020.

On June 29, 2020, the Company issued a convertible note payable to Redstart for $73,000, for which $70,000 was received as cash. The note matures on June 29, 2021, incurs 12% annual interest, with no default interest penalty, and can be converted to common stock at a discount of 49% of the lowest closing bid price reported during the 20 trading days preceding the conversion. The note principal, accrued interest and put premiums balances were $73,000, $8,760 and $70,137 respectively, at December 31, 2020.

Jabro Funding Corp.

On January 10, 2018, the Company issued a convertible note payable to Jabro Funding Corp. (“Jabro”) for $50,000, for which $50,000 was received as cash. The note matured on October 20, 2018, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. On January 31, 2019, $8,000 of the Note principal was converted to common stock and put premiums of $5,793 were recorded as additional paid in capital. Due to the note being in default, the balance of unconverted principal of $42,000, was increased by $21,000 (50% default percentage penalty) and was $63,000 at December 31,2019, with accrued interest and put premiums being $9,963 and $30,414, respectively. On February 11, 2020, Trillium Partners acquired this convertible note under the terms of a Securities Transfer Agreement. The note principal and accrued interest included at this date was $76,797.

On March 15, 2018, the Company issued a convertible note payable to Jabro for $33,000, for which $33,000 was received as cash. The note matured on December 30, 2018, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $33,000, was increased by $16,500 (50% default percentage penalty) and is now $49,500 at December 31, 2020, with accrued interest and put premiums being $13,346 and $23,897, at December 31, 2020, respectively.

On May 7, 2018, the Company issued a convertible note payable to Jabro for $14,000, for which $4,000 was received as cash and $10,000 was paid directly to a vendor in satisfaction of accounts payable. The note matured on February 14, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $14,000, was increased by $7,000 (50% default percentage penalty) and is now $21,000 at December 31, 2020, with accrued interest and put premiums being $6,058 and $10,138, at December 31, 2020, respectively.

On July 25, 2018, the Company issued a convertible note payable to Jabro for $25,000, for which $25,000 was received as cash. The note matured on April 30, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $25,000, was increased by $12,500 (50% default percentage penalty) and is now $37,500 at December 31, 2020, with accrued interest and put premiums being $9,883 and $18,103, at December 31, 2020, respectively.

RENEWABLE ENERGY AND POWER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On October 16, 2018, the Company issued a convertible note payable to Jabro for $25,000, for which $24,500 was received as cash. The note matures on July 18, 2019, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $24,500, was increased by $12,250 (50% default percentage penalty) and is now $36,750 at December 31, 2020, with accrued interest and put premiums being $6,770 and $30,555, at December 31, 2020, respectively.

On December 20, 2018 the Company issued a convertible note payable to Jabro for $30,000, with a maturity date of September 19, 2019, with 12% annual interest. The note is convertible at 55% of the lowest market price on the twenty days preceding conversion. Due to the note being in default, the balance of unconverted principal of $30,000, was increased by $15,000 (50% default percentage penalty) and is now $45,000 at December 31, 2020, with accrued interest and put premiums being $9,986 and $36,667, at December 31, 2020, respectively.

Essex

During the three months ended December 31, 2016 the Company issued a convertible note payable to Essex which had a principal balance of $39,476 with accrued interest of $9,561 as of December 31, 2017. Note principal of $29,500 was converted to common stock during the year ended December 31, 2018. On January 17, 2019, $1,500 of the Note principal was converted to common stock and put premiums of $1,500 were recorded as additional paid in capital. The note principal, accrued interest and put premiums balances were $8,476, $12,804 and $8,476, respectively at December 31, 2020.

All notes issued (with exception of the MDI notes) above which had derivative liabilities associated following conversions through June 30, 2018 were reclassified as stock settled debt in accordance with ASC 480 - “Distinguishing Liabilities from Equity”. The Company has reclassified the derivative liability at its fixed monetary amount by measuring and recording a premium using the contractual stock price discount with a charge to interest expense in accordance with ASC 480.

Notes Issued in 2019

On April 8, 2019, the Company issued a convertible note payable to Geneva Roth Remark Holdings, Inc. (“Geneva”) for $168,000, which was received as cash. The note matured on February 28, 2020, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $168,000, was increased by $84,000 (50% default percentage penalty) and became $252,000 on the date of default. From May 15, 2020 through June 24, 2020, the full note principal and accrued interest was converted to common stock and put premiums of $182,493 were recorded as additional paid.

On May 16, 2019, the Company issued a convertible note payable to Geneva for $128,000, which was received as cash. The note matured on March 16, 2020, incurs 12% annual interest and can be converted to common stock at a discount of 58% of the lowest closing bid price reported during the 20 trading days preceding the conversion. Due to the note being in default, the balance of unconverted principal of $128,000, was increased by $128,000 (100% default percentage penalty) and became $256,000 on the date of default. On June 26, 2020, $29,600 of the note principal was converted to common stock and put premiums of $21,435 were recorded as additional paid in capital. On July 2, 2020, and July 8, 2020, $79,000 of the note principal was converted to common stock and put premiums of $57,207 were recorded as additional paid in capital. The note principal, accrued interest and put premiums balances were $147,400, $29,258 and $106,738 respectively, at December 31, 2020.

Livingston Asset Management

On August 22, 2019, the Company issued a convertible note payable to Livingston Asset Management (“LAM”) for $100,000. The note has 10% annual interest, matured on May 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note was issued for future service related to debt restructure such as the 3(a)(10) discussed above. The note principal accrued interest and put premiums balances were $100,000, $13,589 and $42,857 respectively, at December 31, 2020. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of December 31, 2020.

On September 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matured on May 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $3,336 and $10,714 respectively, at December 31, 2020. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of December 31, 2020.

RENEWABLE ENERGY AND POWER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On October 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matured on June 30, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $3,130 and $10,714 respectively, at December 31, 2020. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of December 31, 2020.

On November 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matured on July 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $2,918 and $10,714 respectively, at December 31, 2020. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of December 31, 2020.

On December 1, 2019, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on August 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $2,712 and $10,714 respectively, at December 31, 2020. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of December 31, 2020.

On January 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on September 30, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $2,500 and $10,714 respectively, at December 31, 2020. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of December 31, 2020.

On February 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on October 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $2,295 and $10,714 respectively, at December 31, 2020. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of December 31, 2020.

On March 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on November 30, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $2,096 and $10,714 respectively, at December 31, 2020. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of December 31, 2020.

On April 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on December 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $1,884 and $10,714 respectively, at December 31, 2020. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of December 31, 2020.

On May 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on January 31, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $1,678 and $10,714 respectively, at December 31, 2020. There is no default interest penalty and acceleration of the note due to the default has been waived for six months as of January 31, 2021.

On June 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on February 28, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $1,466 and $10,714 respectively, at December 31, 2020.

On July 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on March 31, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $1,247 and $10,714 respectively, at December 31, 2020.

On August 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on April 30, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $1,041 and $10,714 respectively, at December 31, 2020.

On September 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on May 31, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $829 and $10,714 respectively, at December 31, 2020.

RENEWABLE ENERGY AND POWER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On October 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on June 30, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $632 and $10,714 respectively, at December 31, 2020.

On November 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on July 31, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $404 and $10,714 respectively, at December 31, 2020.

On December 1, 2020, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on August 31, 2021 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $25,000, $205 and $10,714 respectively, at December 31, 2020.

Trillium Partners LP

On August 23, 2019, the Company issued a convertible note payable to Trillium Partners LP for $60,000. The note includes: $50,000, cash, $10,000 of original issue discount (OID), has 10% annual interest, matures on May 31, 2020 and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion. On October 9, 2019 and December 9, 2019, $44,950 of principal was repaid. $44,950 of put premium was recognized as with a credit to interest income. The note principal, of $15,050, was fully repaid during the year ended December 31, 2020.

On October 27, 2020, the Company issued a convertible note payable to Trillium Partners LP for $5,000. The note includes: $4,000, cash, $1,000 of original issue discount (OID), has 10% annual interest, matures on July 31, 2021 and is convertible at 50% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $5,000, $89 and $5,000 respectively, at December 31, 2020.

On November 27, 2020, the Company issued a convertible note payable to Trillium Partners LP for $1,500. The note includes: $1,500, cash, has 10% annual interest, matures on August 31, 2021 and is convertible at 50% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $1,500, $14 and $1,500 respectively, at December 31, 2020.

Notes Issued in 2020

On May 29, 2020, the Company issued a $20,000, convertible note payable for professional fees to Matheau Stout, ESQ. The note has 12% annual interest, matures on May 31, 2021 and is convertible at 50% of the lowest closing bid price during the 30 days prior to conversion. The note principal, accrued interest and put premiums balances were $20,000, $1,427 and $20,000 respectively, at December 31, 2020. The note and accrued interest were repaid in January and February 2021.

All notes issued above issued to Trillium, LAM and Mathieu Stout are classified as stock settled debt in accordance with ASC 480 - “Distinguishing Liabilities from Equity”. The Company has calculated the related put premiums and recorded a premium using the contractual stock price discount with a charge to interest expense in accordance with ASC 480.

The carrying value of all convertible notes to third parties at December 31, 2020 and December 31, 2019 was comprised of:

	December 31,	December 31,
	2020	2019
Convertible notes payable	$1,157,126	$984,276
Unamortized original issue discount and debt discount	(2,278)	(8,639)
Put premiums classified as liabilities (ASC 480)	688,248	619,545
	$1,843,096	$1,595,182

Note 10 – Stockholders’ Deficit

Preferred Stock

The Company is authorized to issue 10,000,000, shares of preferred stock with super voting rights, 5,000,000 of which were issued and have votes equal to 100.1% of all outstanding shares.

RENEWABLE ENERGY AND POWER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On October 26, 2017, the Board of Directors designated shares of preferred stock as Series A. Each issued and outstanding Series A share shall be entitled to the number of votes equal to the result of: (i) the number of Common Shares issued and outstanding at the time of such vote multiplied by 1.01; divided by (ii) the total number of Preferred Shares issued and outstanding at the time of such vote, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Except as provided by law, holders of Preferred Shares shall vote together with the holders of Common Shares as a single class.

The Company approved by unanimous consent, the authorization of 100,000 shares of Series B Convertible Preferred Stock. Each share of Series B Preferred Stock shall have a par value of $0.001 per share and a liquidation value of $100 per share.

(a) Holders of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company at the rate per share (as a percentage of the Stated Value per share) equal to five percent (5%) per annum on the Stated Value, payable in additional shares of Series B Preferred Stock. The party that holds the Series B Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series B Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date.

(b) So long as any shares of Series B Preferred Stock remain outstanding, neither the Company nor any subsidiary thereof shall, without the consent of the Holders of eighty percent (80%) of the shares of Series B Preferred Stock then outstanding (the “Requisite Holders), redeem, repurchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

Each holder of the Series B Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on an as converted basis, either by written consent or by proxy. So long as any shares of Series B Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Requisite Holders, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders of the Series B

Preferred Stock, (d) increase the authorized or designated number of shares of Series B Preferred Stock, (e) apart from shares issued as a dividend pursuant to Section 2 (a), issue any additional shares of Series B Preferred Stock (including the reissuance of any shares of Series B Preferred Stock converted for Common Stock) or (f) enter into any agreement with respect to the foregoing.

On August 26, 2019, Mr. Huss cancelled all 5,000,000 shares of the Series A Preferred; and on August 26, 2019, the Board of Directors issued 5,000,000 shares of Series A Preferred stock to Karen Berend and David Berend, 2,500,000 to each, as compensation and 5,000 preferred series B shares were issued to Livingston Asset Management LLC, for services. Both issuances were made in accordance with Section 4(a)(2) of the Securities Act of 1933.

On January 7, 2020, the Company issued 16,950, shares of Series B preferred shares as follows:

3,160 shares to Alpha Capital Anstalt, a Liechtenstein based hedge fund that is registered with the SEC;

530 shares to Douglas Polinsky, an individual;

1,260 shares to Daniel Ryweck, an individual;

10,420 shares to Uppercut Brands, Inc. a publicly listed Delaware company domiciled in New Jersey.

1,580 shares to Barry and Majorie Zolot, individuals.

Common Stock

The Company is authorized to issue 15,000,000,000 shares of common stock with a par value of $.001. The Company had 3,592,839,580 and 232,318,275 of $.001 par value common stock outstanding at December 31, 2020 and December 31, 2019, respectively.

RENEWABLE ENERGY AND POWER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Securities Offering Under Regulation A of the 1933 Securities Act

On December 17 the Company received authorization from the SEC to offer 10,000,000,000 shares of common at price of $0.0002 per share.

Common Stock Issued for Cash Under Reg A Offering

On December 31, 2020, the Company issued 300,000,000 shares of common stock to Trillium Partners LP under the terms of the Reg. A offering. The Company received $60,000 in cash.

Warrants Issued for Financing Commitment

The Crown Bridge Partners warrants (July 11, 2017) for the original number of shares 166,667, at a market price of $.30, having market value of $50,000, was originally charged to additional paid in capital. Following the exercise on December 17, 2019, Crown Bridge Partners was issued 9,777,590 shares of common stock, management now believes that a price adjustment clause in the warrant was triggered due to the Company stock price falling below the contractual floor price of $.01. The Company recognized a derivative liability charging other income and losses for the change in fair market value. An additional exercise on January 6, 2020 and June 3, 2020 yielded the issuance of 10,901,251 and 16,509,995 shares of common stock, respectively and an additional fair market value changes to $46,907, and total warrants outstanding and exercisable amount to 234,538,827, as of December 31, 2020.

Common Stock Issued for Warrant Exercise

On January 6, 2020, Crown Bridge Partners was issued 10,901,251, common shares following an exercise of the warrant issued on July 11, 2017, in conjunction with the Company’s debt financing arranged and funded by Crown Bridge Partners. A total of $28,916 was credited to common stock and additional paid in capital, upon the exercise.

On June 3, 2020, Crown Bridge Partners was issued 16,509,995, common shares following an exercise of the warrant issued on July 11, 2017, in conjunction with the Company’s debt financing arranged and funded by Crown Bridge Partners. A total of $19,768 was credited to common stock and additional paid in capital, upon the exercise.

Common Stock Issued for Conversion of Notes Payable

On February 14, 2020, the Company issued 33,140,034, of shares of common stock to Trillium Partners LP, in exchange for all principal and accrued interest, plus $2,010 of fees, in conversion of the Jabro note acquired on February 11, 2020. The shares were valued at $76,797. Put premiums totaling $48,885, were reclassified to additional paid in capital.

From May 15, 2020 through June 25, 2020, the Company issued 411,843,745 shares of common stock to Geneva Roth Remark Holdings (Geneva) in exchange for principal and accrued interest of $262,080 in conversion of the Geneva note issued on April 8, 2019. The shares were valued at $444,573. Put premiums totaling $182,493, were reclassified to additional paid in capital.

On June 29, 2020, the Company issued 39,466,667 shares of common stock to Geneva in exchange for principal of $29,600 in conversion of a portion of the Geneva note acquired on May 16, 2019. The shares were valued at $51,035. Put premiums totaling $21,435, were reclassified to additional paid in capital.

On July 2, 2020, and July 8, 2020, the Company issued 121,541,746 shares of common stock to Geneva in exchange for principal of $79,000 in conversion of a portion of the Geneva note acquired on May 16, 2019. The shares were valued at $121,542. Put premiums totaling $14,665, were reclassified to additional paid in capital.

Common Stock Issued for 3(a)(10) settlement

Between April 9, 2020, and December 31, 2020, the Company issued 2,451,871,000, common shares to Trillium Partners, LP under the terms of the 3(a)(10). The proceeds from sales are used to liquidate the liability assumed by Trillium under the terms of a settlement agreement with former creditors. The issuance is accounted for as a credit to common stock with an offsetting charge to additional paid in capital. The total outstanding balance of the two 3(a)(10) liabilities at December 31, 2020, is $930,276.

Trillium submitted payments totaling $100,350, to original creditors during the year ended December 31, 2020. An additional $75,866 in fees were charged by third parties. In total $561,189, was credited to additional paid in capital during the period.

RENEWABLE ENERGY AND POWER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 11 –Contingencies and Commitments

The Company has assessed all material known financial exposures as they have been asserted and made provisions for them as described in footnote 5.

Office space lease

The Company leased office space from 55 Washington Street LLC with the term commencing August 10, 2020 and ending August 9, 2021, at a monthly rate of $3,443.

Agreements

In August 2019, the Company entered into a financial service’s advisory agreement with Livingston Asset Management, LLC (“LAM”), whereby LAM provides ongoing general financial and strategic consultation, assistance with accounting and financial reporting and debt restructure services. The agreement provides for a monthly fee of $25,000, payable in the form of a convertible note to be issued on the first day of each month.

Vendor Dispute

The Company has been in an ongoing discussion with a vendor over the amount of credits applied to inventory purchases. The Company expects to resolve this matter to the satisfaction of the parties involved.

Litigation

On October 19, 2018, a vendor filed a complaint against the wholly owned subsidiaries of the Company with the Superior Court of New Jersey, Law Division, seeking payment for merchandise. The Company has previously recognized costs of $178,935, which remain unpaid in accounts payable. The Company has retained an attorney who is currently working to address the complaint.

Note 12 – Income Taxes

The difference between the expected income tax expense (benefit) and the actual tax expense (benefit) computed by using the Federal statutory rate of 21% is as follows:

	2020	2019
Expected income tax benefit at statutory rate of 21%	$560,000	$100,000
Expected state tax benefit at statutory rate	186,000	42,000
Change in valuation allowance	(746,000)	(142,000)
Income tax expense (benefit)	$0	$0

At December 31, 2020 the deferred tax valuation allowance increased by $746,000. The realization of the tax benefits is subject to the sufficiency of taxable income in future years. The deferred tax assets represent the amounts expected to be realized before expiration. The Company periodically assesses the likelihood that it will be able to recover its deferred tax assets. The Company considers all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income and ongoing prudent and feasible profits.

RENEWABLE ENERGY AND POWER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset, are as follows:

	2020	2019
Deferred tax assets:
Tax benefit of net operating loss carry-forward	$941,000	$795,000
Less: valuation allowance	(941,000)	(795,000)
Net deferred tax asset	$-	$-

The Company had a federal net operating tax loss carry-forward of approximately $4,479,000 as of December 31, 2020. The tax loss carry- forwards are available to offset future taxable income with the federal carry-forwards beginning to expire in 2035. If not used, these NOLs may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations. The Company plans on undertaking a detailed analysis of any historical and/or current Section 382 ownership changes that may limit the utilization of the net operating loss carryovers.

As a result of the NOLs a deferred tax asset was calculated. No tax benefit has been reported with respect to these since the Company believes that the realization of its net deferred tax asset of approximately $941,000 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $ 941,000.

For the years ended December 31, 2020 and 2019, no amounts have been recognized for uncertain tax positions and no amounts have been recognized related to interest or penalties related to uncertain tax positions. The Company has determined that it is not reasonably likely for the amounts of unrecognized tax benefits to significantly increase or decrease within the next twelve months. The Company is currently subject to a three-year statute of limitations by major tax jurisdictions.

Note 13 - Subsequent Events

Convertible Debt Settled for Cash

The $20,000, convertible note issued, for professional services, to Matheau Stout, ESQ. that matured on May 31, 2021 along with accrued interest of $1,500 was repaid in January and February 2021.The put premium balance of $20,000, will be recorded as other income in the first quarter of 2021.

Common Stock Issued for Debt Settlement Under 3(a)10

Between January 12 and January 19, 2021, the Company issued 762,421,000 shares of common stock to Trillium Partners LP under the terms of the court ordered 3(a)10 settlement. Upon issuance the shares issued accounted for as common stock issued with an offsetting debit to additional paid in capital. When the shares are sold additional paid in capital is credited for the amount allocated to former debt holders.

Common Stock Issued for Cash Under Reg A Offering

Between January 7, and February 12, 2021, the Company issued 2,428,511,000 shares of common stock to Trillium Partners LP under the terms of the Reg. A offering. The Company received $402,002 in cash.

Issuance of Convertible Debt

On January 1, 2021, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on September 30, 2021, and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion.

On February 1, 2021, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on October 31, 2021, and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion.

On March 1, 2021, the Company issued a $25,000, convertible note payable as advisory fees to LAM. The note has 10% annual interest, matures on November 30, 2021, and is convertible at 70% of the lowest closing bid price during the 20 days prior to conversion.

We evaluated subsequent events after the balance sheet date through the date the financial statements were issued. Except for the aforementioned we did not identify any additional material events or transactions occurring during this subsequent event reporting period that required further recognition or disclosure in these financial statements.

Item 4. Exhibits

INDEX TO EXHIBITS

Description	Item	Exhibit

Articles of Incorporation	Item 17.2	1A-2A
Bylaws	Item 17.2	1A-2B
Form of Subscription Agreement	Item 17.4	1A-4
Employment Agreement with Conrad Huss	Item 17.6	1A-6A
Settlement Agreement dated December 23, 2019	Item 17.6	1A-6B
Omnibus Amendment Agreement dated November 5, 2019	Item 17.6	1A-6C
Membership Interest Purchase Agreement with dated August 22, 2019	Item 17.6	1A-6D
Distribution Agreement with DDI Distribution dated October 24, 2018	Item 17.6	1A-6E
Professional Services Agreement with One Source Solutions dated December 2017	Item 17.6	1A-6F
Legal Opinion of Matheau J. W. Stout, Esq.	Item 17.12	1A-12

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this special financial report on Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in Borough of Brooklyn, City of New York, New York on June 9, 2021.

RENEWABLE ENERGY & POWER, INC.

By:	/s/ Conrad Huss
Chief Executive Officer and Director
Renewable Energy & Power, Inc.
June 9, 2021

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature

By:	/s/ Conrad Huss
Chief Executive Officer and Director
Renewable Energy & Power, Inc.
June 9, 2021

PART III: EXHIBITS